SUBSCRIPTION & OPTION AGREEMENT
BETWEEN:

FRONTEER DEVELOPMENT GROUP INC.
AND
AURIONGOLD (CANADA) LIMITED

DATED the 1st day of May, 2002

INDEX

ARTICLE 1

DEFINITIONS, INTERPRETATION AND SCHEDULES

1.01

Definitions

1.02

Interpretation

1.03

Currency

1.04

Time of Essence

1.05

Modification

1.06

Waiver

1.07

Interpretation and Severability

1.08

Governing Law

1.09

Counterparts

1.10

Schedules

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01

Representations and Warranties of the Optionor

2.02

Representations and Warranties of the Optionee

2.03

Survival of Representations and Warranties

2.04

Disclosure

2.05

Covenants

ARTICLE 3

SUBSCRIPTION FOR SHARES

3.01

Subscription

3.02

Conditions of Closing

3.03

Closing

3.04

Prospectus and Disclosure Exemptions

3.05

Resale Restrictions

ARTICLE 4

OPTION

4.01

Grant of Option

ARTICLE 5

EXPENDITURES AND PROGRAMS

5.01

Firm Commitment

5.02

Option Expenditures

5.03

Obligations and Options

- ii -
5.04	Programs
5.05	Cash Calls
5.06	Monthly Statements
5.07	Obligation to Develop
ARTICLE 6	VESTING OF INTEREST
6.01	Exercise of Option
6.02	Transfer of Property
6.03	Registration of Notice of Agreement
ARTICLE 7	ELECTION TO CONVERT TO CARRIED INTEREST
7.01	Carried Interest
7.02	Expenditures or Payments Following the Initial Vesting Date
7.03	Post Vesting Costs
7.04	Repayment of Post Vesting Costs
7.05	Joint Venture Agreement
ARTICLE 8	FORMATION OF JOINT VENTURE
ARTICLE 9	OPERATOR AND PERFORMANCE OF WORK
9.01	Operator
9.02	Entry on Property
9.03	Management Fee
9.04	Standard of Care
9.05	Access to Property and Data
9.06	Abandonment of Property
9.07	Powers and Duties
9.08	Exploration Reports
ARTICLE 10	TERMINATION
10.01	Failure to Incur Expenditures
10.02	Failure to Give Notice
10.03	Formation of Joint Venture
10.04	Failure to Incur Post Initial Vesting Date Expenditures

ARTICLE 11

TRANSFER OF INTEREST

11.01

General

11.02

Limitations on Free Transferability

11.03

Pre-Emptive Right

11.04

Exception to Pre-Emptive Right

ARTICLE 12

AREA OF INTEREST

12.01

Notice of Acquisition

12.02

Exercise of Option

12.03

Failure to Exercise Option

12.04

Reimbursement of Costs of Acquisition

12.05

Glenhaven Agreement

12.06

English Agreement

ARTICLE 13

CONFIDENTIALITY

13.01

General

13.02

Exceptions

ARTICLE 14

GENERAL PROVISIONS

14.01

Notice

14.02

Force Majeure

14.03

Further Assurances

14.04

Enurement

14.05

Other Business Opportunities

14.06

No Partnership

OPTION AGREEMENT

THIS AGREEMENT made as of the 1st day of May, 2002. BETWEEN:

FRONTEER DEVELOPMENT GROUP INC., a corporation incorporated under the laws of the Province of Ontario,

(hereinafter called the "Optionor")

- and -

AURIONGOLD (CANADA) LIMITED,

a corporation incorporated under the laws of Canada;

(hereinafter called the "Optionee")

THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

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ARTICLE 1
DEFINITIONS, INTERPRETATION AND SCHEDULES

1.01

Definitions

Where used or referred to in this Agreement:

"Affiliate" has the meaning assigned to it in the Canada Business Corporations Act, as amended;

"After Acquired Property" means (i) any and all mineral interests staked, located, granted or acquired by or on behalf of any party since March 24, 2002 and during the currency of this Agreement, which are located in whole or in part in the Area of Interest and which are made part of the Property pursuant to Article 12 hereof, (ii) any property acquired by the Optionor pursuant to the English Agreement, and (iii) any portion of the property which shall be returned to the Optionor pursuant to the Glenhaven Agreement;

'Area of Interest" means the Birch Uchi Greenstone Belt area, as more particularly described in--Schedule "I" hereto;

"Carried Interest" has the meaning ascribed thereto in Section 7.01 hereof;

"Current Property" means those claims described in Schedule "A" hereto, and any part or parts thereof, together with the surface rights, mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto;

"Effective Date" means the date first written above;

"English Agreement" means the property option agreement between the Optionor and Perry English dated the 5th day of November, 2001, as amended by agreement dated March 27, 2002, copies of which are attached as Schedule "C" hereto;

"Expenditures" means all direct and indirect expenses of or incidental to Operations, together with any and all costs, fees and expenses which may be paid to obtain feasibility, engineering or other studies or reports on or with respect to the Property;

"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of ore, minerals and mineral resources. Exploration may include all activities undertaken through to the completion of a Feasibility Study, if any, but shall not include construction of milling or processing facilities or commencement of commercial mining operations on the Property;

"Feasibility Study" means the type of feasibility study described in the Joint Venture

Agreement;

"Final Vesting Date" means the date on which the Optionee's Interest shall become 75% pursuant to Section 7.01;'

"Glenhaven Agreement" means the property option agreement made the 3rd day of October 2001, between the Optionor and Glenhaven Venture Inc., a copy of which is attached as Schedule "D" hereto;

"Initial Vesting Date" means the date on which the Optionee's Interest shall become 65% pursuant to Section 6.01;

"Interest" means a party's interest in the Property, as provided in this Agreement;

"Joint Venture" means the joint venture which may be formed by the parties pursuant to Article 8;

"Joint Venture Agreement" means the agreement between the parties attached as Schedule "B" hereto;

"Non-Operator" means the party(ies) to this Agreement who is not at the time the Operator;

"Operations" includes any and every kind of work and activity directed toward ascertaining the existence, location, quantity, quality or commercial value of minerals, which the Operator in its sole discretion elects to do or to have done on or in respect of the Property and all expenditures in respect of or incidental to such work;

"Operator" has the meaning ascribed thereto in Section 9.01 hereof; "Option" has the meaning ascribed thereto in Section 4.01 hereof;

"Post Vesting Costs" means all items of outlay and expense whatsoever, direct or indirect, with respect to all activities carried out after the Final Vesting Date in respect of the Property (including without limitation exploration, development and mining) including without limitation those detailed in Sections 2.1 to 2.14 inclusive in the accounting procedures annexed as Schedule "C" to the Joint Venture Agreement, but excluding Optionee's Borrowing Costs;

"Program" means a description in reasonable detail of the scope, direction and nature of the Operations to be conducted and objectives to be accomplished by the Operator for a year or any other reasonable period;

"2002 Program" means a program by the Optionor for the 2002 field season to acquire further claims over prospective structures within the Area of Interest, and implementing a follow-up

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exploration program, as more fully described in Schedule "H" hereto; "Property" means the Current Property and the After Acquired Property;

"Subscribed Shares" and "Subscription Price" have the meanings ascribed thereto in Section 3.01 hereof;

"Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.,

"TSX Venture Exchange" means the venture exchange (formerly CDNX) of the Toronto Stock Exchange;

"Underlying Royalty" means the Net Smelter Return granted to Perry English pursuant to the English Agreement;

1.02

Interpretation

For all purposes of this Option Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

"this Agreement" means this Option Agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

(b)

all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(c)

the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)

the headings of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof;

(e)

the words "including", when following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of a similar import) is used with reference thereof but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general

(f)

statement, term or matter;

(f)

words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

1.03

Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

1.04

Time of Essence

Time is of the essence of this Agreement.

1.05

 Modification

No modification of this Agreement shall be valid unless made in writing and duly--executed by the parties.

1.06

Waiver

The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit that party's right thereafter to enforce any provision or exercise any right.

1.07

Interpretation and Severability

In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

1.08

Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of Ontario.

1.09

Counterparts

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be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

1.10

Schedules

The following are the schedules incorporated in this Agreement by reference and deemed to be a part hereof:

Schedule "A"

-

Current Property

Schedule "B"

-

Joint Venture Agreement

Schedule "C"

-

English Agreement

Schedule "D"

-

Glenhaven Agreement

Schedule "E"

-

Instructions as to Registration and Delivery of

Subscribed Shares

Schedule "F"

-

Form 4D-1 - Corporate Placee Registration Form

Schedule "G"

-

Certificate as to Accredited Investor Status of

Optionee

Schedule "H"

-

2002 Program

Schedule "I"

-

Area of Interest

Schedule "J"

-

Form of Registration of Notice of Agreement

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01

Representations and Warranties of the Optionor

The Optionor represents and warrants to the Optionee as follows:

(a)

that the Optionor has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(b)

that the Optionor will not breach any other agreement or arrangement by entering into or performing this Agreement;

(c)

that this Agreement has been duly executed and delivered by the Optionor and is valid and binding upon it in accordance with its terms;

(d)

that no consent or approval of any third party or governmental agency is required for the execution, delivery or performance of this Agreement by the Optionor or the transfer or acquisition of any interest in the Current Property;

(e)

the Optionor owns and possesses and has good and marketable title to the Current Property free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever and, without limiting the generality of the foregoing, the Optionor has not entered into and there are not any agreements or options to grant or convey any interest in the Current Property or to pay any royalties with respect to the Current Property;

(f)

the claims comprised in the Current Property have been duly and validly staked, located and recorded pursuant to all applicable laws and regulations in Ontario and are in good standing and the information in Schedule "A" is accurate and no person has protested and to the best of the Optionor's knowledge there is no basis for protesting the recording of any such claims;

(g)

there are not any suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting the Optionor or that relates to or has an adverse effect on the Current Property;

(h)

no mining lands within the Area of Interest lie within protected areas, lands designated for provincial parks, or lands designated by the Ontario government as part of the "Lands for Life" programme;

(i)

all taxes, rates or other levies of every nature and kind heretofore levied against the Current Property have been fully paid and satisfied;

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(j)

to the best of its knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind; of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Current Property or into the environment, except releases permitted or otherwise authorized by such law;

(a)

to the best of its knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Current Property as a result of activities of the Optionor or its predecessors in interest;

(b)

to the best of its knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Current Property;

(c)

there are no current closure plan, reclamation or rehabilitation orders made pursuant to Part VII of the Ontario Mining Act with respect to any of the lands included in the Current Property;

(a)

to the best of its knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Current Property;

(b)

the English Agreement has not been amended and represents the entire agreement pertaining to the property which is the subject of it; the English Agreement is a legal, valid, binding and enforceable agreement and there has been no act or omission and there is no state of acts existing which constitutes, or after notice or lapse of time or both would constitute a breach or default thereunder;

(c)

the Glenhaven Agreement has not been amended and represents the entire agreement pertaining to the property which is the subject of it; the Glenhaven Agreement is a legal, valid, binding and enforceable agreement and there has been no act or omission and there is no state of acts existing which constitutes, or after notice or lapse of time or both would constitute a breach or default thereunder;

(d)

the Optionor is a reporting issuer in good standing under the securities laws of the Provinces of Ontario, British Columbia and Alberta, and the Optionor will maintain such status and not be in default of any requirement under any such laws or the regulations thereto at, and for at least 18 months subsequent to, the date of issuance of the Subscribed Shares; in particular, without limiting the foregoing, the Optionor has at all times complied with its obligation to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Optionor that has occurred and with, respect to which the requisite material change report has not been filed;

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(a)

the issued and outstanding common shares of the Optionor are listed and posted for trading on the TSX Venture Exchange, the Optionor is in compliance with all applicable rules and regulations of the TSX Venture Exchange, and the Optionor will use its best efforts to cause the common shares to continue to be listed on the TSX Venture Exchange and the Optionor to be in compliance with the applicable rules and regulations of the TSX Venture Exchange for at least 18 months subsequent to the date of issuance of the Subscribed Shares;

(b)

the issue and sale of the Subscribed Shares do not and will not result in a breach by the Optionor of, and do not and will not create a state of facts that, after notice or lapse of time or both, will result in a breach by the Optionor of, any applicable laws, and do not and will not conflict with any of the terms, conditions or provisions of the articles of the Optionor, the by-laws or resolutions of the Optionor or, subject to obtaining any necessary waivers or consents that have been obtained, any trust indenture, loan agreement or any other agreement or instrument to which the Optionor is a party or by which it is contractually bound; --

(c)

the Subscribed Shares have been duly allotted and reserved for issuance and will be, when issued on the Closing Date against payment of the Subscription Price, fully paid and non-assessable shares in the capital of the Optionor;

(d)

the Optionor is a corporation duly incorporated and validly subsisting under the laws of the Province of Ontario;

(e)

the Optionor has the following four subsidiaries incorporated under the laws of the Province of Ontario, each of which was engaged in operations as a nominee involved in the Optionor's discontinued real estate activities and each of which is currently inactive:

(i)

1209786 Ontario Inc. which is 100% owned by the Optionor;

(ii)

1262181 Ontario Inc. which is 100% owned by 1209786 Ontario Inc.;

(iii)

123934 Ontario Inc. which is 100% owned by 1209798 Ontario Inc; and

(iv)

Berkley Homes (Pickering) Inc. which is 50% owned by the Optionor.

(w)

the authorized capital of the Optionor consists of an unlimited number of common shares, of which 11,886,645 common shares are issued and outstanding; and

(x)

there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Optionor, threatened against or affecting the Optionor at law or in equity or before or by any federal, provincial, municipal or other governmental department,

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commission, Board, Bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Optionor or its subsidiaries.

The representations and warranties contained in this Section 2.01 are provided for the exclusive benefit of the Optionee and a breach of any one or more of them may be waived by the Optionee in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

2.02

Representations and Warranties of the Optionee

The Optionee represents and warrants to the Optionor as follows:

(a)

that the Optionee has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(b)

that the Optionee will not breach any other agreement or arrangement by entering into or performing this Agreement.;

(a)

that this Agreement has been duly executed and delivered by each of the Optionee and is valid and binding upon it in accordance with its terms;

(b)

that no consent or approval of any third party or governmental agency is required for the execution, delivery or performance of this Agreement by the Optionee or the transfer or acquisition of any interest in the Property;

(c)

the Optionee is not a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of 1933 (the "U.S. Securities Act"), which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person);

(d)

the Optionee is purchasing the Subscribed Shares as principal for its own account, and not for the benefit of any other person;.

(e)

the Optionee is purchasing the Subscribed Shares for investment purposes only and not with a view to resale;

(h)

the Optionee is an "accredited" investor within the meaning of Ontario Securities Commission Rule 45—501 — Exempt Distributions;

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(i)

the Optionee has received and reviewed this Agreement and has had access to management of the Optionor and the opportunity to ask and have answered any and all questions which it wished with respect to the business and affairs of the Optionor; the Subscribed Shares and the subscription provided for herein, and all such questions have been answered to the full satisfaction of the Optionee;

(j)

the Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Subscribed Shares and making an informed investment decision, and is able to bear the economic risks of such investment, including the possibility of the complete loss of the Optionee's investment;

(a)

the Optionee acknowledges that it is not purchasing the Subscribed Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display, or any seminar or meeting whose attendees have--been invited by general solicitation or general advertising;

(b)

the Optionee has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Subscribed Shares, or any part thereof, or any interest therein, and the Optionee has no plans to enter into any such contract, undertaking, agreement or arrangement;

(c)

the Optionee acknowledges that the Optionor has advised it that no federal, provincial or state agency, governmental authority, regulatory body, stock exchange or other entity in Canada, Australia or elsewhere has either reviewed this Agreement, or any other documents which the Optionor has provided or made available to the Optionee, or made any finding or determination as to the merits of the investment by the Optionee in the Subscribed Shares, and no such agencies, governmental authorities, regulatory bodies, stock exchanges or other entities have made any recommendation or endorsement with respect to the Subscribed Shares; and

(n)

the investment by the Optionee in the Subscribed Shares does not represent a material investment when compared to the Optionee's total financial capacity.

The representations and warranties contained in this Section 2.02 are provided for the exclusive benefit of the Optionor and a breach of any one or more of them may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

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2.03

Survival of Representations and Warranties

The representations and warranties contained in this Article 2 will not merge in the Joint Venture Agreement or the purchase and sale of the Subscribed Shares and shall survive the execution and delivery of the Joint Venture Agreement and the purchase and sale of the Subscribed Shares and shall continue in full force and effect.

2.04

Disclosure

Each of the parties represents and warrants to the other that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other party in order to prevent the representations in this Article 2 from being materially misleading.

2.05

Covenants

Each of the parties will:

(a)

from time to time give prompt notice to the other of any notice of default, lawsuit, proceeding, action or damages of which it becomes aware and which might affect it, or the title of any party to the Property; and

(b)

it will not, without the other's prior written consent, conduct any property acquisition, exploration, claim staking or mining operations within the Area of Interest except as specifically authorized by this Agreement.

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ARTICLE 3
SUBSCRIPTION FOR SHARES

3.01

Subscription

The Optionee hereby irrevocably subscribes for and agrees to purchase from the Optionor, and the Optionor hereby agrees to issue and sell to the Optionee, one million (1,000,000) common shares of the Optionor (the "Subscribed Shares") for an aggregate subscription price of Five Hundred Thousand Dollars ($500,000) (the "Subscription Price").

Attached as Schedule "E" hereto are instructions for closing, registration and payment.

3.02

Conditions of Closing

The Optionor's obligation to sell the Subscribed Shares to the Optionee is subject to the conditions that all relevant documentation required by applicable securities statutes, regulations, policy statements and interpretation notes, by applicable securities regulatory authorities and by 'applicable rules and guidelines of the TSX Venture Exchange be executed by or on behalf of the--Optionee with respect to the Subscribed Shares being acquired by it from the Optionor because the sale of the Subscribed Shares by the Optionor to the Optionee will not be qualified by a prospectus.

3.03

Closing

Delivery and payment for the Subscribed Shares shall be completed at the offices of the Optionor's counsel, Beach, Hepburn LLP, Suite 1000, 36 Toronto Street, Toronto, Ontario, Canada, M5C 2C5 at 11:00 a.m. (Toronto, Canada time) on May 1, 2002 or such other time and date as may be selected by mutual agreement by the Optionor and the Optionee (which time and date are referred to as the "Closing Time" and "Closing Date" respectively). At the Closing Time:

(a)

the Optionee shall deliver or cause to be delivered to the Optionor a certified cheque or bank draft payable to the Optionor in the full amount of the Subscription Price, together with a duly completed and executed Form 4D-1 - Corporate Placee Registration Form in the form attached hereto as Schedule "F" and a duly completed and executed Certificate of Accredited Investor in the form attached hereto as Schedule "G";

(b)

the Optionor shall deliver to the Optionee, or the persons designated in Schedule "E" attached hereto, certificates evidencing the Subscribed Shares, registered in the name of the Optionee or as indicated on Schedule "E" hereto; and

(c)

the Optionor shall deliver to the Optionee an opinion of counsel to the Optionor in respect of such matters as the Optionee and its counsel may request, acting

(d)

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reasonably, together with a certificate of a senior officer of the Optionor relating to certain factual matters, provided that in rendering such opinion the Optionor's counsel may rely upon such officer's certificate, correspondence with the TSX Venture Exchange and a certificate from the registrar and transfer agent for the common shares of the Optionor as required in the circumstances.

3.04

Prospectus and Disclosure Exemptions

The sale and delivery of the Subscribed Shares by the Optionor to the Optionee are conditional upon such sale being exempt from the prospectus filing requirements of applicable securities statutes, regulations, policy statements and interpretation notes relating to the sale of such Subscribed Shares.

The Optionee further acknowledges that the Subscribed Shares are being issued and sold to the Optionee in reliance upon the exemption from the prospectus and registration requirements of the Securities Act (Ontario) provided in section 2.3 of Ontario Securities Commission Rule 45–501 – Exempt Distributions, on the basis that the Optionee is an "accredited investor" for purposes of such Rule.

The Optionee agrees to comply with all relevant securities legislation concerning the purchase and any resale of the Subscribed Shares.

3.05

Resale Restrictions

The Optionee covenants and agrees with the Optionor: that it will execute and deliver all documentation required by applicable securities statutes, regulations, policy statements and interpretation notes, by applicable securities regulatory authorities and by applicable rules and guidelines of the TSX Venture Exchange to permit the purchase of the Subscribed Shares on the terms set forth herein. The Optionee acknowledges that the certificate(s) representing the Subscribed Shares shall bear a legend to the following effect:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date which is 12 months and one day after the Closing Date]."

provided, however, that if at the Closing Time the Optionor is a "qualifying issuer" as defined in Multilateral Instrument 45-102 of the Canadian Securities Administrators, the above-noted legend shall refer to a date which is four months and one day after the Closing Date, rather than 12 months and one day after the Closing Date. The limitations set out in such legend are in addition to the restrictions set out in applicable securities legislation.

The Optionee also acknowledges that the Subscribed Shares have not been and will not be registered under the U.S. Securities Act, and may not be offered, sold, resold or delivered

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within the United States of America, its territories or possessions, other than pursuant to an effective registration statement or an applicable exemption under the U.S. Securities Act.

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ARTICLE 4
OPTION

4.01

Grant of Option

The Optionor hereby grants to the Optionee the sole and exclusive right and option (the "Option") exercisable in the manner described herein, to acquire up to a 75% undivided interest in the Property, free and clear of all liens, charges, encumbrances, security interests and adverse claims, except for and subject to the Underlying Royalty.

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ARTICLE 5
EXPENDITURES AND PROGRAMS

5.01

Firm Commitment

Each of the Optionor and the Optionee agree to contribute equally to the first $500,000 of Expenditures under the 2002 Program. Contemporaneously with the execution of this Agreement, the Optionee has advanced $250,000 to the Optionor as the Optionee's share of Expenditures under the 2002 Program.

5.02

Option Expenditures

In order to exercise the Option, and following receipt by the Optionee of a report from the Optionor that it has incurred $500,000 for the 2002 Program, the Optionee must contribute funds to the Optionor, as Operator, aggregate Expenditures, in addition to the firm commitment in Section 5.01, of not less than $2,500,000 as follows:

(a)

$500,000 on or before December 31, 2003;

(b)

$1,000,000 on or before December 31, 2004;

(c)

$1,500,000 on or before December 31, 2005;

(d)

$2,000,000 on or before December 31, 2006;

(e)

$2,500,000 on or before December 31, 2007.

5.03

Obligations and Options

The parties acknowledge and agree that the Optionor and the Optionee are obligated to contribute to Expenditures for the 2002 Program as referred to in Section 5.01, but that the Optionee has the right and option, but not the obligation, to contribute funds towards Expenditures as referred to in Section 5.02.

5.04

Programs

On or before May 31 and November 30th in each year, the Optionor, as Operator, shall prepare a Program for the following 6 months and submit it to the Optionee for approval. If the Optionee fails to approve the Program within 30 days of receipt thereof, it shall have a further 30 day period in which to prepare and submit a Program to the Optionor. Any Program prepared by either party shall be of an amount not less than the minimum incremental Expenditures required in Section 5.02 for any particular year. If the parties fail to agree upon a Program, or if a Program is approved but the Optionor fails to incur 85% of the Expenditures contemplated by

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the Program within the period set out in the Program, the time periods set out in Section 5.02 shall be automatically extended for a further 12 months.

5.05

Cash Calls

The Optionor, as Operator, shall submit to the Optionee a billing for the full amount of the estimated Expenditures for any Program scheduled to be undertaken, subsequent to the 2002 Program. Within 14 days after receipt of such billing, the Optionee shall advance to the Optionor, as Operator, such estimated amount.

5.06

Monthly Statements

The Operator shall submit to the Non-Operator monthly statements of account reflecting in reasonable detail the charges and credits to the joint accounts of the parties during the preceding month.

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ARTICLE 6
VESTING OF INTEREST

6.01

Exercise of Option

Upon the Optionee contributing funds towards the Expenditures as referred to in Sections 5.01 and 5.02 and in the time contemplated thereby (including extensions thereof), and the Optionee delivering to the Optionor on or before December 31, 2007 (or as extended pursuant to Section 5.04), a notice in writing stating that the Optionee wishes to acquire a 65% undivided interest in the Property, the Optionee shall without any further payment or action be deemed to have exercised the Option and it will thereupon acquire and be deemed to have acquired and be vested with a 65% undivided right, title and interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims and except for proportionate responsibility for the Underlying Royalty.

6.02

Transfer of Property

Upon vesting by the Optionee and its election to become Operator, the Optionor shall deliver to the Optionee duly executed transfers of the portions of the Property registered in its name in immediately recordable form in favour of the Optionee, free and clear of all liens, charges, encumbrances, security interests and adverse claims except for the Underlying Royalty, the Optionee shall hold title to the Property in trust for the parties hereto in proportion to their respective Interests in the Property.

6.03

Registration of Notice of Agreement

Upon execution of this Agreement, the Optionor shall be entitled to register a copy of a Notice of this Agreement against title to the mining claims listed in Schedule "A", a copy of which Notice is set out in Schedule "J".

7-1

ARTICLE 7
ELECTION TO CONVERT TO CARRIED INTEREST

7.01

Carried Interest

Within 60 days of receipt by the Optionor of the notice pursuant to Section 6.01, the Optionor may elect by notice in writing to the Optionee to not participate in a Joint Venture as contemplated in Article 8, and convert its 35% Interest to a 25% carried interest as provided in this Article 7 (the "Carried Interest"). Such Carried Interest will commence on the earlier of: (i) the Optionee contributing or incurring additional Expenditures of $5,000,000 as set out in Section 7.02 hereof, and (ii) the Optionee completing a Feasibility Study. Upon the Optionee contributing or incurring the Expenditures of $5,000,000 set out in Section 7.02 or completing a Feasibility Study, the Optionee's Interest shall be increased to a 75% undivided interest in the Property.

7.02

Expenditures or Payments Following the Initial Vesting Date

In the event the Optionor elects to convert its Interest to a Carried Interest pursuant to Section 7.01, the Optionee agrees to either (i) contribute a minimum of $500,000 per year towards Expenditures, or (ii) incur a minimum of $500,000 per year in Expenditures, or a combination thereof, for each year succeeding the Initial Vesting Date. In the event the Optionee does not contribute or incur $500,000 in any year as aforesaid, it shall pay the Optionor $50,000 in lieu thereof. The Optionee's obligation to contribute towards, or incur, Expenditures or make payments to the Optionor shall cease upon the Optionee's completion of a Feasibility Study or upon the Optionee contributing or incurring (in addition to the contributions referred to in Sections 5.01 and 5.02 hereof) the aggregate amount of $5,000,000.

7.03

Post Vesting Costs

In the event the Optionor elects to convert its Interest to a Carried Interest pursuant to Section 7.01, the Optionee shall be responsible for the payment of all Post Vesting Costs. Where funds are borrowed or otherwise arranged from third parties in connection therewith, repayment thereof may be with recourse only to the Property.

7.04

Repayment of Post Vesting Costs

The Optionor shall repay the Optionee 25% of the Post Vesting Costs (the "Optionor's Share"), plus interest on the Optionor's Share calculated using a rate equal to the greater of (i) LIBOR plus 1%, and (ii) the actual borrowing costs of the Optionee plus 1%. Such interest shall compound annually on the Optionor's Share owing from time to time. The Optionor shall only be required to pay such amounts out of its share of available cash flow from the Property. Such amounts shall be repaid in full before any available cash flow from the Property is paid to the Optionor.

7.05

Joint Venture Agreement

In the event that the Optionee's Interest is increased to a 75% undivided interest in the Property and the Optionor converts to a Carried Interest pursuant to this Article 7, the parties hereto shall enter into a joint venture agreement in the form attached hereto as Schedule "B", with necessary modifications to reflect the Carried Interest and the provisions of this Article 7.

8-1

ARTICLE 8
FORMATION OF JOINT VENTURE

8.01

On the 61st day after notice is made by the Optionee pursuant to Section 6.01, and on the condition that the Optionor has failed to provide notice of election to convert to a Carried Interest pursuant to Section 7.01, the parties hereto shall be deemed to have associated themselves in a joint venture on the terms and conditions contained in the Joint Venture Agreement. The parties shall complete the date on page 1 of the Joint Venture Agreement which shall be the date on which the Optionee has exercised the Option and complete Schedule A thereto with a description of the Property and each of the parties shall then execute and deliver to the other a copy of the Joint Venture Agreement.

9-1

ARTICLE 9
OPERATOR AND PERFORMANCE OF WORK

9.01

Operator

The Optionor shall be the Operator until such time as the Optionee shall exercise its option pursuant to Section 6.01 and shall have advised the Optionor upon 60 days written notice that the Optionee wishes to assume operatorship; whereupon the Optionee shall become the Operator.

9.02

Entry on Property

The Operator shall have the right to:

(a)

enter upon and have immediate possession of the Property;

(b)

carry out Operations on the Property as the Operator may in its sole discretion. determine;

(c)

bring and install on the Property and remove from time to time such buildings, plant, machinery, equipment, tools, appliances and supplies as the Operator may deem necessary; and

(d)

remove from the Property reasonable quantities of rocks, ores, and minerals and to transport the same for the purpose of sampling, testing and assaying.

9.03

Management Fee

So long as the Optionor is the Operator, it shall be entitled to charge a management fee of 10% of Expenditures otherwise determined. In the event the Optionee becomes the Operator, it shall be entitled to charge a management fee of 10% of Expenditures otherwise determined during the exploration phase and shall be entitled to charge a management fee thereafter based on the management fee provided to the Operator under the Joint Venture Agreement, namely 2% of allowable costs during the major construction phases and 3% of allowable costs during the mining phase. The management fee shall be added to and constitute Expenditures.

9.04

Standard of Care

The Operator shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of mining claims, leases, licenses, permits, contracts and other agreements. The Operator shall not be liable to the Non-Operator for breach of this Agreement or any other act or omission resulting in damage or loss unless the same constitutes

9-2

the Operator's wilful misconduct or gross negligence. 9.05

Access to Property and Data

The Non-Operator shall at all reasonable times have access to the Property and to the technical data pertaining to the Property on reasonable notice to the Operator, provided that the Non-Operator shall not interfere with the Operator's operations hereunder.

9.06

Abandonment of Property

The Operator may at any time and from time to time abandon or surrender any part or parts of the Property, provided that the Operator shall give to the Non-Operator not less than 90 days' notice of any intended abandonment or surrender of any part or parts of the Property and shall, if requested by the Non-Operator by notice to the Operator within that period of time, deliver to the Non-Operator duly executed transfers of the part or parts of the Property so intended to be abandoned or surrendered as the Non-Operator may specify in the said notice.

Upon the abandonment, surrender or delivery of a transfer in respect of any part or parts of the--Property the same shall cease to be included in the Property and shall cease to be subject to this Agreement for all purposes.

9.07

Powers and Duties

The Optionee shall have the powers and duties prescribed for the operator under the Joint Venture Agreement, and shall report to the Optionor in the same manner as the operator is required to report to the management committee and to the Non-Operator under the Joint Venture Agreement.

9.08

Exploration Reports

The Operator shall provide quarterly reports to the non-Operator detailing exploration results obtained during the quarter and all Expenditures made on the Property since the date of the last report.

10-1

ARTICLE 10
TERMINATION

10.01

Failure to Incur Expenditures

At any time after the Optionee has contributed towards Expenditures referred to in Section 5.01, the Optionee may let its rights in Section 6.01 lapse by notice to the Optionor or by not contributing to any additional Expenditures referred to in Section 5.02, whereupon this Agreement shall terminate.

10.02

Failure to Give Notice

If the Optionee, having the right to give notice to the Optionor under Section 6.01, fails to do so within the time permitted by Section 6.01, then this Agreement shall terminate.

10.03

Formation of Joint Venture

If the parties form a joint venture as contemplated by Article 8, then this Agreement shall terminate.

10.04

Failure to Incur Post Initial Vesting Date Expenditures

If the Optionee fails to incur aggregate Expenditures of a minimum of $5,000,000 within ten (10) years after the Initial Vesting Date, then this Agreement shall terminate, with the result that the Optionee will hold a 65% undivided interest in the Property and the Optionor will hold the remaining 35% undivided interest in the Property.

ARTICLE 11
TRANSFER OF INTEREST

11.01

General

Prior to the formation of the Joint Venture, each party shall have the right to Transfer to any third party all or any part of its Interest solely as provided in this Article 11.

11.02

Limitations on Free Transferability

The Transfer right of a party in Section 11.01 shall be subject to the following terms and conditions:

(a)

no transferee of all or any part of the Interest of a party shall have any rights hereunder unless and until the transferring party has provided to the other party notice of the Transfer as required by Section 11.03, and the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this--Agreement to the same extent as the transferring party;

(b)

no transfer permitted by this Article 11 shall relieve the transferring party of any liability, whether accruing before or after such Transfer, which arises herein prior to such Transfer;

(c)

in the event of a Transfer of less than all of an Interest after which the transferring party retains an Interest, it and its transferee shall be treated as one party;

(d)

if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of the Interest of a party to secure a loan or other indebtedness, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other party hereunder. Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering party with respect to this Agreement and the other party, and it shall comply with and be bound by the terms and conditions of this Agreement.

11.03

Pre-Emptive Right

Except as otherwise provided in Section 11.04, if either party (the "Selling Party") desires to Transfer all or any part of its Interest, the other party (the "Remaining Party") shall have a pre-emptive right to acquire such Interest as provided in this Section 11.03:

(a)

if the Selling Party intends to Transfer all or any of its Interest, it shall promptly notify the Remaining Party of its intentions. The notice shall state the price,

11-2

which shall strictly be in cash, and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. Alternatively, the Selling Party may propose terms of a sale that may be offered to a prospective purchaser. The Remaining Party shall have 30 days from the date such notice is delivered to notify the Selling Party whether it elects to acquire the offered interest for the same consideration, and on the same terms and conditions as set forth in the notice. If the Remaining Party so elects, the Transfer shall be consummated promptly after notice of such election is delivered to the Selling Party;

(a)

if the Remaining Party does not so elect within the period provided for in Section 11.03(a), the Selling Party shall have 90 days following the expiration of such period to consummate the Transfer to a third party for the consideration and on terms no less favourable than those offered by it to the Remaining Party in the notice required in Section 11.03(a); and

(b)

if the Selling Party fails to consummate the Transfer to a third party within the- - period set forth in Section 11.03(b), the pre-emptive right of the Remaining Party in such offered Interest shall be deemed to be revived. Any subsequent proposal to Transfer such Interest shall be conducted in accordance with all of the procedures set forth in this Section 11.03.

11.04

Exception to Pre-Emptive Right

Section 11.03 shall not apply to the following:

(a)

transfer by any party of all or any part of its Interest to an Affiliate;

(b)

corporate consolidation, merger, amalgamation or reorganization of or by any party by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of the party;

(c)

the grant by any party of a security interest in its Interest by mortgage, deed of trust, pledge, lien or other encumbrance and any Transfer of such interest by reasons of exercise of the rights granted to the secured party.

12-1

ARTICLE 12
AREA OF INTEREST AND AFTER ACQUIRED PROPERTY

12.01

Notice of Acquisition

If either the Optionee or the Optionor (the "Acquiring Party") stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, licence, lease, grant, concession, permit, patent, or other mineral property or surface rights or water rights (collectively the "Acquired Rights") located wholly or partly within the Area of Interest, then the Acquiring Party shall forthwith give notice to the other (the "Other Party") of that staking or acquisition, the cost thereof and all details in possession of any party with respect to the nature of the Acquired Rights and the known mineralization.

12.02

Exercise of Option

The Other Party may, within 30 days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the Acquired Rights and the right or interest,_ acquired be included in After Acquired Property and thereafter form part of the Property for all purposes of this Agreement.

12.03

Failure to Exercise Option

If the Other Party does not make the election aforesaid within that period of 30 days, the Acquired Rights shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

12.04

Reimbursement of Costs of Acquisition

If the Acquiring Party is the Operator and the Non-Operator makes the election aforesaid, the Operator's costs of or incidental to the staking or acquiring of the Acquired Rights shall be deemed to be Expenditures. If the Acquiring Party is the Non-Operator and the Operator makes the election aforesaid, the Operator shall reimburse the Non-Operator for its costs of or incidental to the staking or acquiring of the Acquired Rights and the amount so reimbursed shall be deemed to be Expenditures incurred by the Operator.

12.05

Glenhaven Agreement

If any portion of the property subject to the Glenhaven Agreement is returned to the Optionor, the said property shall become Acquired Rights and the Optionor shall be deemed to be an Acquiring Party for purposes of Sections 12.01, 12.02, 12.03 and 12.04.

12.06

English Agreement

12-2

All option payments, including the cash payments and the shares of the Optionor, made to Perry English provided for in Section 3.1(a) of the English Agreement shall be treated as Expenditures hereof. Upon vesting of a 100% interest by the Optionor in and to the "Property" as described in the English Agreement, such property shall become After Acquired Property for the purposes of this Agreement. The option payments made to Perry English shall be deemed to be Expenditures in Programs, and the Optionor shall be reimbursed either out of contributions to Expenditures by the Optionee or directly by the Optionee where the Optionee is sole funding Expenditures. For the purposes hereof, the value of the option payments made to Perry English by shares of the Optionor shall be taken at the lower of (i) $0.50 per share, or (ii) the closing price of the Shares of the Optionor on the date of payment.

13-1

ARTICLE 13
CONFIDENTIALITY

13.01

General

The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the parties and, except as provided in Section 3.02, shall not be disclosed by the Optionor or the Optionee to any third party or the public without the prior written consent of the other party, which consent shall not be unreasonably withheld. Whenever practical, any announcements, press releases, or public statements shall be issued jointly by the parties. Each party agrees to promptly review any proposed request for disclosure or press release made by the other party.

13.02

Exceptions

The consent required by Section 13.01 shall not apply to a disclosure:

(a)

to an Affiliate, consultant, contractor or subcontractor, banker, insurance broker, or surety that has a bona fide need to be informed;

(b)

to any third party to whom the disclosing party contemplates assigning any portion of its Interest; or

(c)

to a governmental agency or to the public which the disclosing party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange.

In any case to which this Section 13.02 is applicable, the disclosing party shall give reasonable notice to the other party prior to making such disclosure. The text of any public announcements or statements including news releases which a party intends to make pursuant to this Section 13.02 shall be made available to the other party prior to publication and such other party shall have the right to make suggestions for changes therein. Unless required by law or regulatory authority, if a party is identified in such public announcement or statement it shall not be released without the written consent of such party. As to any disclosure pursuant to Section 13.02(a) or 13.02(b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the parties are obligated under this Article 13.

14-1-

ARTICLE 14
GENERAL PROVISIONS

14.01

Notice

Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and may be given by hand delivery to the party or sent by telex or facsimile or by mailing the same by prepaid registered mail, return receipt requested, addressed as follows:

If to the Optioner:

2390 - 1055 West Hastings Street Vancouver, British Columbia

V6E 2E9

Attention: Mark O'Dea

with a copy to:

Beach, Hepburn Suite 1000

36 Toronto Street Toronto, Ontario M5C 2C5

Attention: Lyle R. Hepburn

If to the Optionee:

16th Floor

99 Walker Street North Sydney NSW 2060

Attention: General Manager

with a copy to:

Aird & Berlis LLP

BCE Place, Suite 1800, Box 754 181 Bay Street

Toronto, Ontario

M5J 2T9

Attention: Michael J. Bourassa

Any notice or communication sent by registered mail shall be deemed to have been given and received five (5) days after the date of registration in Canada. Any notice or communication sent by facsimile shall be deemed to have been given one (1) day after such notice or communication was sent by the notifying party. Any notice or communication hand delivered shall be deemed to have been given and received on the date of delivery. Any party may change his address for service at any time by notice in writing given as aforesaid to each other party hereto.

14-2- 14.02

Force Majeure

Except for the obligation to make payments when due hereunder, the obligations of a party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonable acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; interference by environmentalists, Natives or Native rights groups or other activists; fire, explosion, earthquake, mudslide, storm, flood, avalanche, sink holes, volcanic eruption, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors; shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected party shall promptly give notice to the other party of the suspension of" performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected party shall resume performance as soon as reasonably possible.

14.03

Further Assurances

Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

14.04

Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.05

Other Business Opportunities

Except as expressly provided in this Agreement,' each party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any party and no party shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest during the term of this Agreement.

14.06

No Partnership

14-3-

Nothing contained in this Agreement shall be deemed to constitute either party, the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither of the parties shall have any authority to act for or to assume any obligation or responsibility on behalf of the other, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the parties that their ownership of Assets and rights acquired hereunder shall be as tenants-in-common.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

AURIONGOLD (CANADA) LIMITED By:

14-3-

Nothing contained in this Agreement shall be deemed to constitute either party, the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither of the parties shall have any authority to act for or to assume any obligation or responsibility on behalf of the other, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the parties that their ownership of Assets and rights acquired hereunder shall be as tenants-in-common.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

FRONTEER DEVELOPMENT GROUP INC. By:

AURIONGOLD (CANADA) LIMITED

By:    /s/

Terry Burgess, President

 /s/

Niall Lenahan, Secretary

SCHEDULE "A"

Fronteer Current Property
List of Unpatented Mining Claims

Property Name	Claim Numbers	Number of 16 Ha Units	Expiry Date
Sandy Point	1187773	12	Sept. 12, 2003
	1187774	15	Sept. 12, 2003
Balmer (Includes Woman Lake and Shanty Bay Claims below)	1249575	10	Feb 07, 2004
	1249576	15	Feb 07, 2004
	1249577	16	Feb 07, 2004
	1249578	16	Feb 07, 2004
	1249579	16	Feb 07, 2004
	1249580	16	Feb 07, 2004
	1249581	16	Feb 07, 2004
	1249582	16	Feb 07, 2004
	1249584	10	Feb 07, 2004
	3001576	15	Feb 07, 2004
	3001577	12	Feb 07, 2004
	3001571	12	Feb 07, 2004
	1248000	7	Feb 07, 2004
	1247995	4	Feb 07, 2004
	1247996	4	Feb 07, 2004
	1247998	15	Feb 07, 2004
(Woman Lake Claims)	1187766	16	Sept. 12, 2003
	1187767	16	Sept. 12, 2003
	1187768	16	Sept. 12, 2003
(Shanty Bay Claims)	1187769	8	Sept. 12, 2003
	1187770	16	Sept. 12, 2003
Portage	1247997	16	Feb 07, 2004
	1244533	8	Feb 07, 2004
Swain West	1187763	12	Sept 12, 2003
	1187764	12	Sept 12,2003
	1187765	4	Sept 12, 2003
Birch Island	1187775	10	Sept 12, 2003
	1187776	15	Sept 12,2003

8

SANDY POINT PROPERTY

5

BALMER PROPERTY

6
BALMER PROPERTY

Portion of
Balmer Property
optioned by Fronteer
from Perry English

7

BALMER PROPERTY

10

PORTAGE PROPERTY

11

SWAIN WEST PROPERTY

9

BIRCH ISLAND PROPERTY

Schedule B to the Option Agreement
made the 1st day of May, 2002, between
Fronteer Development Group Inc. and
AurionGold (Canada) Limited

JOINT VENTURE AGREEMENT
BETWEEN:
AURIONGOLD (CANADA) LIMITED
AND
FRONTEER DEVELOPMENT GROUP INC.

INDEX

ARTICLE 1

DEFINITIONS, INTERPRETATION AND SCHEDULES

1.01

Definitions

1.02

Interpretation

1.03

Currency

1.04

Time of Essence

1.05

Modification

1.06

Waiver

1.07

Interpretation and Severability

1.08

Governing Law

1.09

Schedules

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01

Representations and Warranties

2.02

Disclosure

2.03

Covenants

ARTICLE 3

THE JOINT VENTURE

3.01

General

3.02

Purposes

3.03

Limitation

3.04

Other Business Opportunities

3.05

Effective Date and Term

3.06

Title

3.07

No Partnership

3.08

Taxation

ARTICLE 4

INTERESTS OF PARTICIPANTS

4.01

Initial Contributions

4.02

Value of Initial Contributions

4.03

Initial Participating Interests

4.04

Changes in Participating Interests

4.05

Voluntary Reduction in Participation

4.06

Conversion of Minority Interest to Royalty

4.07

Continuing Liabilities Upon Adjustments of Participating Interests

ii
ARTICLE 5	MANAGEMENT COMMITTEE
5.01	Organization and Composition
5.02	Decisions
5.03	Meetings
5.04	Action Without Meeting
5.05	Matters Requiring Approval
ARTICLE 6	OPERATOR
6.01	Appointment of Auriongold
6.02	Powers and Duties of Operator
6.03	Standard of Care
6.04	Resignation; Deemed Offer to Resign
6.05	Payments to Operator
6.06	Transaction with Affiliates
6.07	Activities Absent Approved Plan and Budget
6.08	Independent Contractor
ARTICLE 7	PROGRAMS AND BUDGETS
7.01	Operations Pursuant to Programs
7.02	Presentation of Programs and Budgets
7.03	Program Proposed by Non-Manager
7.04	Production Decision
7.05	Review and Approval of Proposed Programs and Budgets
7.06	Election to Participate
7.07	Budget Overruns; Program Changes
7.08	Emergency or Unexpected Expenditures
7.09	Failure to Approve Positive Feasibility Study
7.10	Deemed Production Decision
ARTICLE 8	ACCOUNTS AND SETTLEMENTS
8.01	Monthly Statements
8.02	Cash Calls
8.03	Failure to Pay Billings
8.04	Default in Making Contributions
8.05	Audits

iii
ARTICLE 9	NET SMELTER RETURN
9.01	Conversion to Net Smelter Return
9.02	No Obligation to Produce
ARTICLE 10	DISPOSITION OF PRODUCTION
10.01	Taking in Kind
10.02	Failure of Participant to Take in Kind
10.03	Hedging
ARTICLE 11	TERMINATION
11.01	Termination by Expiration or Agreement
11.02	Termination by Deadlock
11.03	Continuing Obligation
11.04	Disposition of Assets on Termination
11.05	Right to Data after Termination
11.06	Continuing Authority
ARTICLE 12	ACQUISITIONS WITHIN AREA OF INTEREST
12.01	General
12.02	Notice to Non-Acquiring Participant
12.03	Option Exercised
12.04	Option Not Exercised
ARTICLE 13	ABANDONMENT AND SURRENDER OF PROPERTY
13.01	Surrender or Abandonment of Property
13.02	Reacquisition
ARTICLE 14	TRANSFER OF INTEREST
14.01	General
14.02	Limitations on Free Transferability
14.03	Pre-Emptive Right
14.04	Exception to Pre-Emptive Right

iv
ARTICLE 15	CONFIDENTIALITY
15.01	General
15.02	Exceptions
ARTICLE 16	INDEMNITIES
ARTICLE 17	GENERAL
17.01	Notice
17.02	Partition
17.03	Perpetuities
17.04	Force Majeure
17.05	Further Assurances
17.06	Enurement
17.07	Arbitration

1-1

JOINT VENTURE AGREEMENT

THIS AGREEMENT made as of the

day of

, 20 . BETWEEN:

AURIONGOLD (CANADA) LIMITED,

a corporation incorporated under the laws of Canada,

(hereinafter called "Auriongold")

- and -

FRONTEER DEVELOPMENT GROUP INC., a corporation Incorporated under the laws of the Province of Ontario,

(hereinafter called "Fronteer")

WHEREAS the parties hereto own certain mineral properties in the Red Lake region of Ontario, Canada, which mineral properties are described in Schedule "A" and are defined in Section 1.01;

AND WHEREAS the parties hereto wish to establish a joint venture and to participate in the exploration and evaluation, and if feasible, the development and mining of mineral resources within the Property or any other properties acquired pursuant to the terms of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS, INTERPRETATION AND SCHEDULES

1.01

Definitions

Where used or referred to in this Agreement:

"Accounting Procedure" means the procedure established pursuant to Schedule "C";

"Affiliate" has the meaning assigned to it in the Canada Business Corporations Act, as amended; "Area of Interest" means the area described in Schedule "B";

1-2

"Assets" means the Property, Products and all other tangible and intangible personal property now or hereafter held by the Operator for the benefit of the Participants hereunder;

"Budget" means a detailed estimate of all Costs to be incurred by the Participants with respect to a Program and "Budgetary Period" means the Budgetary Period established in a Program and Budget;

"Costs" means all items of outlay and expense whatsoever, direct or indirect, with respect to Operations including without limitation those detailed in Sections 2.1 to 2.14 inclusive of the Accounting Procedures;

"Cover Payment" has the meaning assigned to it in Section 8.04;

"Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products;

"Dilution Date" means the date described in Subsection 4.05;

"Diluting Participant" means a Participant who elects not to participate in an adopted Program and Budget to the full extent of its Participating Interest as described in Section 4.05;

"Effective Date" means the date first written above;

"English Royalty Agreement" means the agreement to pay Perry English a net smelter return royalty in the amount of 2% as provided in the property option agreement made between Fronteer and Perry English dated the 5th day of November, 2001, as amended by agreement dated March 27, 2002;

"Equity Account" means the account established for each Participant as reflected on the books and records of the Operator. The Equity Account for each Participant shall be credited with the agreed value of each Participant's Initial Contribution (net of liabilities assumed by the Participants and liabilities to which such contributed property is subject), subsequent contributions and each Participant's distributive share of income and gain (or item thereof). Each Participant's Equity Account shall likewise be charged with the cash and the fair market value of property distributed to such Participant (net of liabilities assumed by such Participant and liabilities to which such distributed property is subject), and such Participant's distributive share of loss and deduction (or item thereof). Prior to any distribution of Assets (in-kind or otherwise), the Equity Account shall be adjusted for the gain or loss which would be allowable to each Participant upon a disposition of such Assets for fair market value. Contributions and distributions shall include all cash contributions or distributions plus the deemed value (expressed in dollars) of all in-kind contributions or distributions. All calculations of income, expense, gain, loss, depletion, depreciation and amortization shall be based on generally accepted accounting principles in Canada, consistently applied by the Operator;

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"Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits or Products. Exploration may include all activities undertaken through to the completion of a Feasibility Study, if any, but shall not include construction of milling or processing facilities or commencement of commercial mining operations on the Property;

"Feasibility Study" means a technical report to be prepared upon the instructions of the Management Committee by the Operator or a contractor or contractors employed by the Operator based on the Exploration and any Development work performed prior to the date of such report, which report shall be in a form and of a scope generally acceptable to reputable financial institutions that provide financing to the mining industry and shall consider, in good faith, the following elements:

(a)

the results of such Exploration and Development, including analyses of a proposal for mining, processing and beneficiation of Products; proposed mining, milling and production rates; a proposal for placement of facilities; a proposal for waste treatment and handling; the estimated recoverable reserves of Products, and the estimated mineral--composition and content thereof; a general conceptual analyses of the permitting and environmental liability implications of the proposal; appropriate metallurgical tests to project the efficiency of proposed extraction, recovery and, if applicable, processing techniques; and such other analyses as deemed appropriate by the Operator;

(b)

general estimates of capital costs for the Development and start-up of a mine, and, if proposed, of a mill and other processing and ancillary facilities, which cost estimates shall include:

(i)

reasonable estimates of all material expenditures required to purchase, construct and install all material machinery, equipment and other facilities and infrastructure (including contingencies) required to bring a mine into commercial production;

(i)

reasonable estimates of material expenditures required to perform all other related work required to commence commercial production of Products (including reasonable estimates of working capital requirements, if any); and

(ii)

reasonable estimates of all other material direct and indirect costs and general and administrative expenses that may be required for an evaluation of the proposed production levels;

capital cost estimates shall include a schedule of the timing of the estimated material capital requirements for such proposal;

(c)

a general estimate of the annual expenditures required for the first year of Operations after completion of the capital program described in paragraph (b) above, and for

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subsequent years for Operations, including estimates of annual production, administrative, operating and maintenance expenditures, taxes (other than income taxes), working capital funding requirements, royalties, material equipment leasing or material supply contract expenditures, expansion or modification of capital requirements, work commitments, and all other anticipated material costs of Operations. This analysis shall also include a general estimate of the number of employees required to conduct Operations;

(d)

a review of the nature, extent and rated capacity of the mining equipment and a proposed production schedule; and

(e)

such other information as the Operator deems appropriate;

"Initial Contribution" means the initial contribution each Participant has made, agrees to make or has been deemed to have been made, which initial contribution is set out in Section 4.01;

"Joint Account" means the account maintained in accordance with the Accounting Procedure 'showing the charges and credits according to the Participants;

"Joint Venture" means the venture formed pursuant to Section 3.01;

"Management Committee" means the committee established pursuant to Article 5 hereof;

"Mill" means a crusher, concentrator or other processing facilities which may be constructed on or in proximity to the Property to be used for the processing of production from the Property, whether or not in conjunction with or after production from any other mineral property or any other party of the Property;

"Mining" means the mining, extracting, producing, handling, milling, beneficiation or other processing of Products;

"Net Smelter Return" has the meaning assigned to it in Schedule "D";

"Net Worth" means the remainder after total liabilities are deducted from total assets, determined in accordance with generally accepted accounting principles;

"Non-Diluting Participant" means a Participant other than the Diluting Participant as described in Section 4.05;

"Operations" means all activities carried out after the date of this Agreement in respect of the Property including without limitation Exploration, Development and Mining;

"Operator" means the person appointed under Article 6 to manage Operations, or any successor Operator;

1-5

"Participant" and "Participants" means the parties hereto and such other persons or entities that from time to time have Participating Interests;

"Participating Interest" means an undivided beneficial interest in the Assets, and all rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder, expressed as a percentage. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 4.03.

"Positive Feasibility Study" means a Feasibility Study which contains an unqualified recommendation that a Production Decision be made.

"Prime Rate" means at any particular time the annual rate of interest announced from time to time by the Canadian Imperial Bank of Commerce, main branch, Toronto, Ontario as a reference rate then in effect for determining floating rates of interest on Canadian dollar loans made in Canada and as to which from time to time a certificate of an officer of the said bank shall be conclusive evidence.

"Production Decision" has the meaning assigned to it in Subsection 7.04.

"Products" means all ores, minerals and mineral resources produced from the Property under this Agreement.

"Program" means a description in reasonable detail of the scope, direction and nature of the Operations to be conducted and objectives to be accomplished by the Operator for a year or any other reasonable period.

"Property" means those mining claims described in Schedule "A" and all mining leases which may replace the same and all other interests in real property which are acquired and held subject to this Agreement.

"Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of. "Venture" means the business arrangement of the Participants under this Agreement.

1.02

Interpretation

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

"this Agreement" means this Joint Venture Agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

1-6

subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(a)

the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(b)

the headings of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof;

(c)

the words "including", when following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of a similar import) is used with reference thereof but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general--statement, term or matter;

(f)

words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

1.03

Currency

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

1.04

Time of Essence

Time is of the essence of this Agreement.

1.05

Modification

No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

1.06

Waiver

The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit that Participant's right thereafter to enforce any provision or exercise any right.

1-7

In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

1.08

Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of Ontario.

1.09

Schedules

The following are the schedules incorporated in this Agreement by reference and deemed to be a part hereof:

Schedule "A"

Property

Schedule "B"

Area of Interest

Schedule "C"

Accounting Procedure

Schedule "D"

Net Smelter Return

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01

Representations and Warranties

Each of the Participants represents and warrants to the other as follows:

(a)

that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(b)

that it will not breach any other agreement or arrangement by entering into or performing this Agreement.;

(c)

that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms;

(a)

that no consent or approval of any third party or governmental agency is required--for the execution, delivery or performance of this Agreement or the transfer or acquisition of any interest in the Assets or, if such consent or approval is required, such consent or approval has been duly obtained and evidence thereof delivered to the other parties; and

(b)

with the exception of the English Royalty Agreement, it owns its interest in its Initial Contribution free and clear of all liens, charges, encumbrances, security interests and adverse claims.

The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

2.02

Disclosure

Each of the Participants represents and warrants to the other that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article 2 from being materially misleading.

2.03

Covenants

Each of the Participants will:

(a)

from time to time give prompt notice to the other of any notice of default, lawsuit, proceeding, action or damages of which it becomes aware and which might affect it, the Assets or the title of any Participant to the Property; and

2-2

(b)

it will not, without the other's prior written consent, conduct any property acquisition, exploration, claim staking or mining operations within the Area of Interest except as specifically authorized by this Agreement.

3-1

ARTICLE 3
THE JOINT VENTURE

3.01

General

Auriongold and Fronteer hereby agree to associate and participate in a joint venture for the purposes hereinafter stated and agree that all of their rights and all of the Operations on or in connection with the Property or the Area of Interest shall be subject to and governed by this Agreement.

3.02

Purposes

This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants or either of them accomplishes such purposes:

(a)

to conduct Exploration of the Property;

(b)

to evaluate the possible Development of and Mining on the Property;

(c)

to engage in Development and Mining on the Property;

(d)

to acquire additional properties within the Area of Interest; and

(e)

to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.03

Limitation

Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.02 and nothing in this Agreement shall be construed to enlarge such purposes.

3.04

Other Business Opportunities

Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any Participant and neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest after the termination of this Agreement.

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The effective date of this Agreement shall be the date first recited above. The term of this Agreement shall be for 20 years from the Effective Date and for so long thereafter as Products are produced from the Property or the Participants are actively engaged in Exploration or Development of the Property or continue to jointly own or operate any of the Assets or post-Mining reclamation Operations are being conducted, unless the Agreement is earlier terminated as herein provided.

3.06

Title

Title to the Assets shall be held in the name of the Operator in trust for the Participants in proportion to their Participating Interests as adjusted from time to time. Each Participant shall have the right to receive, forthwith upon making demand therefor, from the Operator such documents as it may reasonably require to confirm its Participating Interest.

3.07

No Partnership

Nothing contained in this Agreement shall be deemed to constitute either `Participant the partner of the other, nor, except as otherwise herein expressly provided, to--constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither of the Participants shall have any authority to act for or to assume any obligation or responsibility on behalf of the other, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants-in-common.

3.08

Taxation

All costs of Operations incurred hereunder shall be for the account of the Participant or Participants making or incurring the same, if more than one then in proportion to their respective Participating Interests, and each Participant on whose behalf any costs have been so incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

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ARTICLE 4
INTERESTS OF PARTICIPANTS

4.01

Initial Contributions

Each Participant, as its Initial Contribution, hereby contributes all its undivided right, title and interest in and to the Property to the Venture and the purposes of this Agreement.

4.02 follows:	Value of Initial Contributions
	The agreed value of the Participants' respective Initial Contributions shall be as Auriongold - $◘ Auriongold's Expenditures to the date of formation of the Joint Venture]
	Fronteer $◘ [35/65ths Contribution]	of Auriongold's	Initial
4.03	Initial Participating Interests
	The initial Participating Interests of the Participants shall be as follows:
	Auriongold	65%
	Fronteer	35%
4.04	Changes in Participating Interests

The Participating Interests shall be changed as follows:

(a)

as provided in Section 4.05, upon an election by a Participant pursuant to Section 7.06 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

(b)

as provided in Section 8.04, in the event of default by a Participant in making its agreed upon contribution to an adopted Program and Budget; or

(a)

transfer by a Participant of less than all of its Participating Interest in accordance with Article 14; or

(b)

acquisition of less than all or part of the Participating Interest of another Participant, however arising; or

(c)

as provided in Section 4.06; or

(d)

(f)

as provided in Section 9.01.

4.05

Voluntary Reduction in Participation

(a)

A Participant may elect, as provided in Section 7.06, to contribute to an adopted Program and Budget in some lesser amount than its Participating Interest, or not to contribute at all. Each Participant shall have the right to elect to participate or not to participate without regard to its vote on adoption of the Program and Budget. The Participating Interest of such Diluting Participant will be reduced effective as of the date the adopted Program and Budget is commenced (the "Diluting Date").

(b)

A Diluting Participant's Participating Interest will be provisionally recalculated effective as of the Diluting Date according to the following formula:

R =

REA (P) X 100%
REA (AP)

Where:

R

=

The recalculated Participating Interest of the Diluting Participant.

REA (P) =

The Diluting Participant's Equity Account immediately prior to the Diluting Date, as adjusted for anticipated debits and credits based on the adopted Program and Budget and Diluting Participant's election as to contributions.

REA (AP) =

The Equity Account balance for all participants immediately prior to the Diluting Date, as adjusted for anticipated debits and credits based on the adopted Program and Budget and all Participants' elections as to contributions.

The Participating Interest of the Non-Diluting Participant shall be increased by the amount of the reduction in the Participating Interest of the Diluting Participant. The recalculations made under this Section 4.05(b) will be provisional and subject to the final adjustments provided for under Section 4.05(c).

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(a)

At the end of each Budgetary Period, a final recalculation of each Participant's Participating Interest shall be made, with the provisional recalculations made under 4.05(b) adjusted to reflect actual debits, credits and contributions made during that period. A Diluting Participant shall retain all of its rights and all of its obligations (except as provided in Section 4.05(b) above and subject to the provisions of Section 4.06), including the right to participate in future Programs and Budgets at its recalculated Participating Interest.

(b)

A Participant that reduces its Participating Interest pursuant to this Section 4.05 shall have the right to redeem its position if the actual Costs are less by at least 20% than the budget as set out in the Program and Budget to which the Participant had limited its contributions. Otherwise the reduction is final. The Operator shall at least 20 days prior to the Management Committee meeting at which the next subsequent Program and Budget is to be adopted to provide the reducing Participant a complete statement of Costs incurred to date and an estimate of Costs to be incurred to complete the Program and Budget to which the reducing Participant did not contribute. If the reducing Participant has the right to`-redeem its position as aforesaid, the reducing Participant shall inform the Management Committee prior to the said meeting of its wish to do so. A Participant redeeming its Participating Interest shall pay the Costs it would have paid had it participated to the fullest extent possible in the Program and Budget, plus interest thereon from the date of any expenditure to the date of payment at an annual rate equal to the Prime Rate plus 2%. Payment shall be made by the redeeming Participant to the other Participant for the amount which the other Participant contributed to the Program and Budget, within 30 days of receipt from the other Participant of an invoice for its share.

4.06

Conversion of Minority Interest to Royalty

(a)

If a Participant's Participating Interest is reduced to less than 10%, the Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be and be deemed to have been transferred automatically to the other Participant. The Participant which has relinquished its Participating Interest shall in lieu thereof have the right to be paid the royalty provided in Article 9.

(b)

For purposes of this Section 4.06, the determination of whether a Participant's Participating Interest has been reduced to less than the percentage set forth in subsection 4.06(a) under the provisions of Section 4.05 shall be made on the basis of the provisionally recalculated Interest provided for under Section 4.05(b), and the relinquishment, withdrawal and entitlements provided for in this Section 5.6 shall be effective as of the Diluting Date. However, if the final adjustment, provided for under Section 4.05(c), results in a recalculated Participating Interest equal to or greater than the percentage set forth in subsection 4.06(a) then: (i) the

4-4

Diluting Participant's recalculated Participating Interest shall, effective as of the last day of the Budgetary Period, be deemed to have automatically revested; (ii) such Participant shall be reinstated as a Participant, with all of the rights and obligations pertaining thereto; (iii) the royalty interest (if any) revested or vested under the,terms of Section 4.06(a) shall terminate; and (iv) the Participants shall make such reimbursements, reallocations of production, contributions and other adjustments as are necessary so that, to the extent possible, each Participant will be placed in a position it would have been in had the adjusted recalculated Participating Interests been in effect throughout the Budgetary Period.

4.07

Continuing Liabilities Upon Adjustments of Participating Interests

Any reduction or forfeiture of a Participant's Participating Interest shall not relieve such Participant of its share of any liability, whether it accrues before or after such reduction of forfeiture, arising out of Operations conducted prior thereto. For purposes of the foregoing, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Operator. However, any Participant, at any time upon the request of another Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Property is located.

5-1

ARTICLE 5
MANAGEMENT COMMITTEE

5.01

Organization and Composition

Within 30 days after the execution of this Agreement, the Participants by notice to each other of their respective appointed members shall establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of one member appointed by each Participant. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Participant.

5.02

Decisions

Each Participant, acting through its appointed member shall have a vote on the Management Committee equal to its Participating Interest. All decisions of the Management Committee shall be decided by a simple majority vote of the Participating Interests. The`-Operator shall be entitled to break all tie votes with a second or casting vote.

5.03

Meetings

The Management Committee shall hold regular meetings at least annually in Toronto, Ontario, or at other mutually agreed places. The Operator shall give 30 days' notice to the other Participant of such regular meetings. Additionally, the other Participant may call a special meeting upon 10 days' notice to the Operator. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if notice was given as provided in this Section 5.03 and at least one member representing one Participant is present. Each notice of a meeting shall include an itemized agenda prepared by the Operator in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes to the other Participant within 10 days after the meeting. The minutes, when signed by both Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid for by the Participants individually.

5.04

Action Without Meeting

In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

5-2

The Management Committee shall have ultimate authority to determine all management matters related to this Agreement. This authority shall be delegated to the Operator and the Management Committee will provide overall direction and guidance to the Operator, who will be responsible for implementing approved Programs and Budgets and carrying out the overall objectives of this Agreement, including but not limited to, the specific duties set forth in Section 6.02.

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ARTICLE 6 OPERATOR

6.01

Appointment of Auriongold

Auriongold is hereby appointed as the Operator with overall responsibility to manage and carry out Operations. Auriongold hereby agrees to serve as Operator until it resigns as provided in Section 6.04.

6.02

Powers and Duties of Operator

Subject to the terms and provisions of this Agreement, the Operator shall have the following powers and duties which shall be discharged in accordance with approved Programs and under the general guidance of the Management Committee:

(a)

the Operator shall manage, direct and control Operations;

(b)

the Operator shall implement the decisions of the Management Committee and shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement;

(c)

the Operator shall:

(i)

purchase or otherwise acquire for the Venture all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

(i)

obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions, and

(ii)

keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrently with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

(a)

the Operator shall conduct such title examinations and cure such titles defects as may be advisable in the reasonable judgment of the Operator;

(b)

the Operator shall:

(i)

make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets;

6-2

(ii)

pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by the Participants' sales revenue or income.

If authorized by the Management Committee, the Operator shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Operator deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Operator may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Operator shall be required to pay them, but in no event shall the Operator permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and

(f)

the Operator shall:

(i)

apply for all necessary permits, licenses and approvals,

(ii)

comply with applicable laws and regulations,

(iii)

notify promptly the Management Committee of any allegations of substantial violation thereof, and

(iv)

prepare and file all reports or notices required for Operations. The Operator shall not be in breach of this provision if a violation has occurred and the Operator in a timely fashion takes such steps as might be available to remedy the violation or to prevent its recurrence or disposes of the same through payment of fines or penalties imposed in accordance with the law;

(g)

the Operator shall prosecute and defend as it considers appropriate, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The Management Committee shall approve in advance any settlement involving payments (except for fines or penalties), commitments or obligations in excess of $100,000 in cash or value;

(h)

the Operator shall obtain and maintain for itself and the other Participant such insurance, with such limits and deductibles, as would normally be maintained by a reasonably prudent operator in the circumstances, either by way of a separate policy or the extension of coverage under a "blanket" policy maintained by an Affiliate of the Operator, and the cost thereof shall be paid by the Participants as an item to be included in each Budget;

(i)

the Operator may dispose of Assets, whether by abandonment, surrender or sale in the ordinary course of business, except that the Property may be abandoned or

6-3 surrendered only as provided in Article 13;

(a)

The Operator shall have the right, subject to Section 6.06 below, to carry out its responsibilities hereunder through agents, Affiliates or independent contractors;

(b)

the Operator shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with generally accepted accounting principles consistently applied;

(c)

the Operator shall keep the Management Committee advised of all Operations by submitting in writing to it a detailed report within 90 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs. At all reasonable times the Operator shall provide the Management Committee or the representatives of each Participant access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Operator shall allow--each Participant, at such Participant's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as such Participant does not unreasonably interfere with Operations;

(d)

file as assessment work under the Ontario Mining Act and regulations, to the maximum extent possible, the work performed in respect of the Property hereunder;

(n)

the Operator shall undertake all other activities reasonably necessary to fulfil the foregoing.

The Operator shall not be in default of any duty under this Section 6.02 if its failure to perform results from the failure of the other Participant to perform acts or to contribute or pay amounts required of them by this Agreement.

6.03

Standard of Care

The Operator shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Operator shall not be liable to the other Participant for breach of this Agreement or any other act or omission resulting in damage or loss unless the same constitutes the Operator's wilful misconduct or gross negligence.

6-4

The Operator may resign upon one month's prior notice to the other Participant or as provided in Section 7.10. If any of the following shall occur, the Operator shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within 30 days following such deemed offer:

(a)

the Operator fails to perform a material obligation imposed upon it under this Agreement and does not within 60 days after notice from the Management Committee demanding performance commence in good faith to remedy the failure or to take steps to prevent its recurrence; or

(b)

a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Operator; or

(c)

the Operator commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other such similar official of any substantial part of its assets, or makes a general assignment for the benefit of creditors; or fails generally to pay its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

(d)

the Operator defaults in its obligation to pay a contribution or cash call hereunder.

If the Operator resigns or if its offer to resign is accepted the other Participant may elect to become the new Operator by notice to the resigning Participant within 30 days after the notice of resignation.

6.05

Payments to Operator

The Participants will compensate the Operator for its services and reimburse the Operator for its costs hereunder in accordance with the Accounting Procedure.

6.06

Transaction with Affiliates

The Operator may engage Affiliates to provide services, supplies, equipment or machinery hereunder, provided that it shall do so on terms no less favourable than would be the case with unrelated persons in arm's length transactions.

6.07

Activities Absent Approved Plan and Budget

If the Management Committee for any reason fails to adopt a Program and Budget, then subject to the contrary direction of the Management Committee and to the receipt

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of necessary funds, the Operator shall continue Operations at levels necessary to maintain and protect the Assets and to comply with all contractual and regulatory obligations related thereto. The Participants shall be obligated to fund such Operations until a new Program and Budget has been adopted. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget shall be deemed to have been extended.

6.08

Independent Contractor

The Operator is and shall act as an independent contractor and not as the agent of the other Participant. The Operator shall maintain complete control over its employees and all of its subcontractors with respect to performance of the Operations. Nothing contained in this Agreement or any subcontract awarded by the Operator shall create any contractual relationship between any subcontractor and the other Participant. The Operator shall have complete control over and supervision of Operations and shall direct and supervise the same so as to ensure their conformity with this Agreement.

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ARTICLE 7
PROGRAMS AND BUDGETS

7.01

Operations Pursuant to Programs

Except as otherwise provided in this Article 7, Operations shall be conducted and Assets shall be acquired only pursuant to approved Programs. Programs and Budgets shall be designed to set forth in reasonable detail the scope, direction and nature of Operations and establish a fiscal basis for Operations, but are not expected to constitute an enumerated list of each activity and expenditure to be undertaken by the Operator or of the Costs to be incurred.

7.02

Presentation of Programs and Budget

Subject to Section 7.06, proposed Programs and Budgets shall be prepared by the Operator for a period of 12 months or any other reasonable period determined by the Operator. The first Program and Budget shall be prepared by the Operator at such time as it considers ,appropriate. During the budgetary period encompassed by any Program and Budget and at least 2 months prior to its expiration, a proposed Program and Budget for the succeeding budgetary--period shall be prepared by the Operator and submitted to the other Participant.

7.03

Program Proposed by Non-Manager

If the Management Committee fails for 365 days to adopt a Program and Budget then the Participant which is not the Operator may, at any time before a Program and Budget is adopted, propose a Program and Budget. Unless the Management Committee approves that Program and Budget and the Participant which is the Operator elects to carry it out as Operator, then the Participant which proposed the Program and Budget shall be entitled to become the Operator and shall carry out the Program and Budget as if it had been approved by the Management Committee, and it shall be deemed to be a Program and Budget for all purposes of this Agreement including determining Participating Interests under Section 5.04, and such Participant shall contribute the costs thereof except to the extent that the other Participant has elected to contribute to such Costs.

7.04

Production Decision

(a)

After the Operator prepares a Feasibility Study, it shall submit the Feasibility Study to the Management Committee. The Management Committee shall meet and decide whether further work is required to complete the Feasibility Study or the Feasibility Study is complete.

(b)

If the Management Committee determines that the Feasibility Study is complete, it shall then decide whether development of a mine is warranted. If the Management Committee makes a positive decision (a "Production Decision"), it shall then instruct the Operator to prepare an overall Program and Budget consistent with the Feasibility Study for all Operations through to the end of the

(c)

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Development. Until Operations have then been completed through to the end of Development, each Program and Budget adopted pursuant to this Article 7 (it being contemplated that the overall Program and Budget will be implemented through incremental Programs approved pursuant to this Article 7) shall be consistent with the overall Programs and Budget and the Management Committee will use reasonable efforts to ensure, but will not guarantee, that the total Costs from the completion of the Feasibility Study through Development does not exceed the overall Program and Budget by more than 20%.

7.05

Review and Approval of Proposed Programs and Budgets

Within 30 days of the submission of a proposed Program and Budget by the Operator to the other Participant, the Operator shall call a meeting of the Management Committee to consider the same. The Management Committee shall adopt the Program and Budget, with such modifications, if any, as it deems necessary, or reject the same and require a new submission from the Operator.

`7.06

Election to Participate

Subject to Section 7.10, by notice to the Operator within 20 days after the vote by the Management Committee adopting a Program and Budget, each Participant, including the Participant which is the Operator, may elect to contribute to the Costs of such Program and Budget in proportion to its Participating Interest, in some lesser proportion or not at all. If a Participant does not elect to contribute in proportion to its Participating Interest, the Participating Interest of the Participants will be recalculated as provided in Article 4. If a Participant fails to make an election within such 20 days, it shall, subject to Section 7.10, be deemed to have elected to contribute to such Program and Budget in proportion to its Participating Interest as of the beginning of the period covered by the Program and Budget. If a Participant elects not to contribute to a Program and Budget to the fullest extent possible, the proportion to be contributed by the other Participant which elected to contribute in proportion to its Participating Interest shall be increased subject to its right to elect not to contribute more than its proportionate share at that time. If after the operation of this Section 7.06, the Costs for a Program and Budget are not fully committed, the Program and Budget shall be deemed to be withdrawn, subject to the right of the Operator to propose a new draft Program and Budget.

7.07

Budget Overruns; Program Changes

The Operator shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Operator exceeds Budget, then the excess shall be for the account of the Participants in proportion to their respective Participating Interests, unless the overrun is due to the gross negligence or wilful default of the Operator.

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In case of emergency, the Operator may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Operator may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The' Operator shall promptly notify the Management Committee of the emergency or unexpected expenditure, and the Operator shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency occurred or the unexpected expenditures were incurred.

7.09

Failure to Approve Positive Feasibility Study

If a Positive Feasibility Study is obtained and at the meeting of the Management Committee called pursuant to Section 7.04(b) to determine whether development of a mine is warranted in accordance with such Positive Feasibility Study, the representative of Fronteer votes in favour thereof but the Management Committee decides not to make a Production Decision, then Fronteer shall have the right for 90 days after such meeting to give notice to Auriongold stating its desire to implement the recommendations in the Positive Feasibility Study accompanied by an overall Program and Budget consistent with the Positive Feasibility Study for all Operations through to the end of Development and the first incremental Program and Budget to implement the overall Program and Budget and evidence to Auriongold's reasonable satisfaction that Fronteer has the financial capability to provide 100% of the Costs provided for in such overall Program and Budget. Auriongold may require that the decision on whether development of a mine is warranted in accordance with the Positive Feasibility Study shall be deferred for up to 12 months after the Positive Feasibility Study has been obtained.

7.10

Deemed Production Decision

If Fronteer exercises its right under Section 7.09, a Production Decision shall be deemed to have been made and the said overall Program and Budget and first incremental Program and Budget shall be deemed to have been adopted by the Management Committee. Auriongold will have 90 days to notify Fronteer whether it will continue as Operator or whether it resigns effective with the giving of such notice; if Auriongold resigns then Fronteer shall become the Operator. Fronteer shall elect and shall be deemed to have elected to contribute and shall contribute to the first incremental Program and Budget and to each subsequent incremental Program and Budget through to the end of Development 100% of the Costs thereof, less any portion which Auriongold elects to contribute. Unless and until Fronteer resigns as the Operator, after Fronteer has exercised its right under Section 7.09, Auriongold shall elect and shall be deemed to have elected to contribute to the first incremental Program and Budget and to each subsequent Program and Budget through to the end of Development in proportion to its Participating Interest. The Operator, after Fronteer has exercised its right under Section 7.09, shall propose incremental Programs and Budgets each year through to the end of Development to implement the said overall Program and Budget; the representative of Fronteer shall be required to vote in favour thereof at Management Committee meetings; and the representative of Auriongold shall be required either to vote in favour thereof or to abstain at Management Committee meetings.

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ARTICLE 8
ACCOUNTS AND SETTLEMENTS

8.01

Monthly Statements

The Operator shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month under this Agreement.

8.02

Cash Calls

Prior to the last day of each month, the Operator shall submit to each Participant which has elected to contribute to the Program and Budget then in effect a billing for such Participant's share of estimated Costs for the next month. Within 10 days after receipt of each billing, each Participant shall advance to the Operator such estimated amount. Time is of the essence of payment of such billings. If the amount billed for the estimated Costs was less than the actual Costs incurred or charged during that month, the Operator may bill the Participants for the difference at any time, which the Participants will pay within 10 days following receipt of billing. With the concurrence of the Management Committee, the Operator may establish more frequent billing cycles to minimize account balances.

8.03

Failure to Pay Billings

Any payments not made when due under Section 8.02 shall bear interest from the date due at an annual rate equal to the Prime Rate plus five percent (5%). The non-defaulting Participant shall have the rights, remedies and elections specified in Section 8.04.

8.04

Default in Making Contributions

(a)

If a Participant elects to contribute to an approved Program and Budget and then defaults in its obligation to pay a contribution or cash call hereunder, the Operator, by notice to the defaulting Participant, may at any time, but shall not be obligated to, elect to make such contribution or meet such cash call on behalf of the defaulting Participant (a "Cover Payment"). If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall be made to apply to the aggregated Cover Payments.

(b)

Each Cover Payment shall constitute indebtedness due from the defaulting Participant to the Operator, which indebtedness shall be payable upon demand and shall bear interest from the date incurred to the date of payment at the rate specified in Section 8.03.

(c)

Each Participant hereby grants to the Operator, as security for repayment of the indebtedness referred to in Section 8.4(b) together with interest thereon,

(d)

8-2

reasonable legal fees and all other reasonable costs and expenses incurred in collecting payment of such indebtedness and enforcing such security interest, a mortgage of and security interest in such Participant's right, title and interest in, whenever acquired or arising, the Assets together with all proceeds of and accession's to the foregoing. Each Participant hereby represents and warrants to the Operator that such mortgage and security interest ranks and will rank at all times prior to any and all other mortgages and security interests. Each Participant hereby agrees to take all action necessary to perfect such mortgage and security interest and irrevocably appoints the Operator as its attorney-in-fact to execute, file and record all financing statements and any other documents necessary to perfect or maintain such mortgage and security interest or otherwise give effect to the provisions hereof. Upon default being made in the payment of the indebtedness referred to in Section 8.04(b) when due the Operator may exercise any or all of the rights and remedies available to it at common law, by statute or hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law each Participant grants to the Operator a power of sale as to any property that is subject to the mortgage and security interest granted hereunder, such power to be exercised in the manner provided by applicable law--or otherwise in a commercially reasonable manner and upon reasonable notice. In the event the Operator enforces the mortgage or security interest pursuant to the terms of this section, the defaulting Participant waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed and the defaulting Participant agrees that it will be liable for any continuing deficiency.

(a)

If a Cover Payment shall have been made, upon the giving of not less than 10 days' prior notice to the defaulting Participant, the Operator may, but shall not be obligated to, elect to effect an adjustment of its Participating Interest pursuant to this Section 8.04; provided, however, that if within such 10 day period the defaulting Participant pays all indebtedness owing by the defaulting Participant to the Operator, then such adjustment of interest shall not be effected. Upon such election, an amount equal to 125% times the Cover Payment shall be deducted from the defaulting Participant's Equity Account and added to the Equity Account of the Operator and the Participating Interests of the defaulting Participant and of the Operator shall be recalculated based on the adjusted Equity Accounts.

(b)

If a Cover Payment and the indebtedness arising therefrom shall not have been discharged then upon not less than 30 days' notice to the defaulting Participant the Operator may, but shall not be obligated to, elect to purchase all the right, title and interest, whenever acquired or arising, of the defaulting Participant in the Assets, this Agreement and the Products together with all proceeds and accessions of the foregoing at a purchase price equal to 80% of the fair market value thereof as determined by an independent appraiser appointed by the Operator (or, if the

(c)

8-3

defaulting Participant objects to the person so appointed within 10 days of receiving notice thereof, then by an independent appraiser appointed by joint action of independent appraisers appointed by each of the Operator and the defaulting Participant; provided, however, that if the defaulting Participant fails to designate' an independent appraiser for such purpose within 10 days of such objection, then the person originally designated by the Operator shall serve as the independent appraiser). There shall be withheld from the purchase price payable, upon transfer of such rights, title and interest, the amount of indebtedness of the defaulting Participant owing to the Operator together with unpaid interest accrued thereon to the date of such transfer. Upon payment of such purchase price, the defaulting Participant shall be deemed to have relinquished all such right, title and interest to the Operator.

8.05

Audits

Upon request made by any Participant within 24 months following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than 'the calendar year, within 24 months after the end of such period), the Operator shall order an`-audit of the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made not more than 3 months after receipt of the audit report. Failure to make any such exception or claim within the 3 month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by such National firm of chartered accountants as may be selected by the Operator from time to time.

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ARTICLE 9
NET SMELTER RETURN

9.01

Conversion to Net Smelter Return

If a Participant relinquishes its Participating Interest pursuant to Section 4.06, the remaining Participant shall pay to the relinquishing Participant the Net Smelter Return, if any, for each year thereafter calculated and paid in accordance with Schedule "D" hereto. If the Participating Interest relates to property subject to the English Royalty Agreement, the Net Smelter Return payable to the Royalty Holder shall be reduced by whatever amount is payable to the royalty holder pursuant to the English Royalty Agreement. Except as provided in Sections 4.07, 9.02 and this Section 9.01, this Agreement shall thereupon terminate.

9.02

No Obligation to Produce

If a Participant forfeits its Participating Interest, any decision to place the Property into production shall be at the sole discretion of the remaining party and if the Property is in or is `placed into production, such remaining party shall have the unfettered right to suspend, curtail or-terminate any such operation as it in its sole discretion may determine.

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ARTICLE 10
DISPOSITION OF PRODUCTION

10.01

Taking in Kind

Each Participant shall take in kind or separately dispose of its share of all Products in accordance with its Participating Interest. Any expenditure incurred in the taking in kind of Products by a Participant shall be borne by it. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products. The Operator shall give the other Participant notice at least 10 days in advance of the delivery date upon which Products will be available. For the purpose of fairly allocating any diamonds compromised in Products, the Operator, at Joint Venture expense, shall engage an independent valuator. The independent valuator shall be duly qualified and accredited and shall sort, grade and value the diamonds in accordance with industry standards having regard to, but without limiting the generality of the foregoing, the commercial demand for the diamonds, the grades of the diamonds (gem or industrial) and the colours, size and clarity of the diamonds. The independent valuator shall value each particular classification of the diamonds in accordance `with industry pricebooks, standards and formulas.

10.02

Failure of Participant to Take in Kind

If a Participant fails to take in kind, the Operator shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Products for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. The Operator shall be entitled to deduct from proceeds of any sale by it for the account of the Participant reasonable expenses and commissions incurred in such a sale.

10.3

Hedging

Neither Participant shall have any obligation to account to the other Participant for, nor have any interest or right of participation in any profits or proceeds nor have any obligation to share in any losses from, future contracts, forward sales, trading in puts, calls, options or any similar hedging, price protection or marketing mechanism employed by a Participant with respect to its proportionate share of any Products produced or to be produced from the Properties.

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ARTICLE 11
TERMINATION

11.01

Termination by Expiration or Agreement

This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

11.02

Termination by Deadlock

If the Management Committee fails to adopt a proposed Program and Budget by the beginning of the period to which it would apply, either Participant may notify the other that it intends to terminate this Agreement if a Program and Budget is not adopted within 30 days of the date of such notice. If a Program and Budget is not adopted within such period, a Participant may elect to terminate this Agreement by giving notice of termination to the other.

11.03

Continuing Obligation

On termination of this Agreement under Section 11.01 or 11.02, each Participant shall remain liable for its respective share of liabilities (including Continuing Obligations and Environmental Liabilities) until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement. For the purpose of this section, the following definitions shall apply:

"Continuing Obligations" mean obligations or responsibilities that are reasonably expected to continue or arise after Operations on a particular area of the Property have ceased or are suspended, such as future monitoring, stabilization, or Environmental Compliance.

"Environmental Compliance" means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to rehabilitation, reclamation and closure of any portion of the Property or other compliance with Environmental Laws.

"Environmental Laws" means Laws aimed at rehabilitation, reclamation, restoration and/or closure of the Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

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"Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Participant, by any person or entity other than the other Participant, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Property and/or emanating or migrating and/or threatening to emanate or migrate from the Property to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

11.04

Disposition of Assets on Termination

Promptly after termination under Section 11.01 or 11.02, the Operator shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Operator shall have the right to segregate amounts which, in the Operator's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. Thereafter, any remaining cash and all other Assets shall be distributed in undivided interests unless otherwise provided herein or otherwise agreed. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

11.05

Right to Data after Termination

After termination of this Agreement pursuant to Section 11.01 or 11.02, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it.

11.06

Continuing Authority

On termination of this Agreement under Section 11.01 or 11.02, the Operator shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to:

(a)

wind-up Operations; and

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(b)

complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal,

if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Operator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appears or are alleged to have, a common interest or a common liability.

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ARTICLE 12
ACQUISITIONS WITHIN AREA OF INTEREST

12.01

General

Acquisitions within the Area of Interest will be made by the Venture pursuant to an approved Program and Budget. Any interest or right to acquire any interest in any mining claim, licence, lease, grant, concession, permit, patent or other mineral property or surface rights or water rights (collectively "Acquired Rights") within the Area of Interest staked or otherwise acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Agreement.

12.02

Notice to Non-acquiring Participant

Within 10 days after the staking or acquisition of any Acquired Rights otherwise than by the Operator pursuant to a Program, the acquiring Participant shall notify the non-acquiring Participant of such staking or acquisition. The acquiring Participant's notice shall 'describe in detail the staking or acquisition, the Acquired Rights, and the cost thereof. In--addition to such notice, the acquiring Participant shall make any and all information concerning the Acquired Rights available for inspection by the non-acquiring Participant.

12.03

Option Exercised

If, within 15 days after receiving the acquiring Participant's notice, the non-acquiring Participant notifies the acquiring Participant of its election to accept a proportionate interest in the Acquired Rights equal to its Participating Interest, the acquiring Participant shall convey to the non-acquiring Participant such a proportionate undivided interest therein. The Acquired Rights shall become a part of the Property for all purposes of this Agreement. The non-acquiring Participant shall promptly pay to the acquiring Participant a proportionate share of the latter's actual out-of-pocket staking or acquisition costs.

12.04

Option Not Exercised

If the non-acquiring Participant does not give such notice within the 15 day period set forth in Section 12.03, the non-acquiring Participant shall have no interest in the Acquired Rights, and they shall not be a part of the Property or be subject to this Agreement.

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ARTICLE 13
ABANDONMENT AND SURRENDER OF PROPERTY

13.01

Surrender or Abandonment of Property

The Management Committee may authorize the Operator to surrender or abandon part or all of the Property, in a manner consistent with any agreement under which such Property was acquired. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, without cost to the surrendering Participant, all of the surrendering Participant's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Property.

13.02

Reacquisition

If any Property is abandoned or surrendered under the provisions of this Article 13, then, unless this Agreement is earlier terminated, no Participant (except a Participant that has objected to an abandonment or surrender) nor any Affiliate thereof shall acquire any interest in--such Property for a period of one year following the date of such abandonment or surrender. If a Participant reacquires any Property in violation of this Section 13.02, the other Participant may elect by notice to the reacquiring Participant within 45 days after actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the acquired properties shall thereafter be treated as Property, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participant's respective Participating Interests.

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ARTICLE 14
TRANSFER OF INTEREST

14.01

General

Each Participant shall have the right to Transfer to any third party all or any part of its Participating Interest or its Net Smelter Return solely as provided in this Article 14.

14.02

Limitations on Free Transferability

The Transfer right of a Participant in Section 14.01 shall be subject to the following terms and conditions:

(a)

 no transferee of all or any part of the Participating Interest or the Net Smelter Return of a Participant shall have any rights hereunder unless and until the transferring Participant has provided to the other Participant notice of the Transfer as required by Section 14.03, and except as provided in Sections 14.02(d) and 14.02(e), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

(b)

 no transfer permitted by this Article 14 shall relieve the transferring Participant of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

(c)

 in the event of a Transfer of less than all of a Participating Interest after which the transferring Participant retains a Participating Interest, it and its transferee shall be treated as one Participant;

(d)

if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of the Participating Interest or Net Smelter Return of a Participant to secure a loan or other indebtedness, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement; and

(e)

if a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article 10 creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement.

(f)

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14.03

Pre-Emptive Right

Except as otherwise provided in Section 14.04, if either Participant (the "Selling Participant") desires to Transfer all or any part of its Participating Interest, or its Net Smelter Return, the other Participant (the "Remaining Participant") shall have a pre-emptive right to acquire such interests as provided in this Section 14.03:

 (a)

if the Selling Participant intends to Transfer all or any of its Participating Interest, or its Net Smelter Return, it shall promptly notify the Remaining Participant of its intentions. The notice shall state the price, which shall strictly be in cash and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. Alternatively, the Selling Participant may propose terms of a sale that may be offered to a prospective purchaser. The Remaining Participant shall have 30 days from the date such notice is delivered to notify the Selling Participant whether it elects to acquire the offered interest for the same consideration, and on the same terms and conditions as set forth in the notice. If the Remaining Participant so elects, the Transfer shall--be consummated promptly after notice of such election is delivered to the Selling Participant;

 (b)

if the Remaining Participant does not so elect within the period provided for in Section 14.03(a), the Selling Participant shall have 90 days following the expiration of such period to consummate the Transfer to a third party for the consideration and on terms no less favourable than those offered by it to the Remaining Participant in the notice required in Section 14.03(a); and

(a)

if the Selling Participant fails to consummate the Transfer to a third party within the period set forth in Section 14.03(b), the pre-emptive right of the Remaining Participant in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 14.03.

14.04

Exception to Pre-Emptive Right

Section 14.03 shall not apply to the following:

(a)

transfer by any Participant of all or any part of its Participating Interest to an Affiliate;

(b)

corporate consolidation, merger, amalgamation or reorganization of any Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of the Participant;

(c)

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(a)

the grant by any Participant of a security interest in its Participating Interest, or its Net Smelter Return, by mortgage, deed of trust, pledge, lien or other encumbrance and any Transfer of such interest by reasons of exercise of the rights granted to the secured party; or

(b)

 a sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article 10.

(c)

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ARTICLE 15
CONFIDENTIALITY

15.01

General

The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 15.02, shall not be disclosed by any Participant to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld. Whenever practical, any announcements, press releases, or public statements shall be issued jointly by the Participants. Each Participant agrees to promptly review any proposed request for disclosure or press release made by the other Participant.

15.02

Exceptions

The consent required by Section 15.01 shall not apply to a disclosure:

(a)

to an Affiliate, consultant, contractor or subcontractor, banker, insurance broker: or surety that has a bona fide need to be informed;

(b)

to any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

(c)

to a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange.

In any case to which this Section 15.02 is applicable, the disclosing Participant shall give reasonable notice to the other Participant prior to making such disclosure. The text of any public announcements or statements, including news releases, which a Participant intends to make pursuant to this Section 15.02 shall be made available to the other Participant prior to publication and such other Participant shall have the right to make suggestions for changes therein. Unless required by law or regulatory authority, if a Participant is identified in such public announcement or statement it shall not be released without the written consent of such Participant. As to any disclosure pursuant to Section 15.02(a) or 15.02(b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed, and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Article 15.

16 - 1

ARTICLE 16

INDEMNITIES

 16.01

The Participants in proportion to their Participating Interests shall indemnify and hold harmless the Operator and its directors, officers, employees, agents and representatives from and against all claims, debts, demands, suits, actions and causes of action whatsoever, and all losses, damages, fines, penalties, liabilities including without limitation environmental liabilities, costs and expenses (including legal expenses) whatsoever, which may be brought, made against, suffered or incurred by any of them arising out of or in connection with any act or omission after the date hereof of any of the Participants or of the Operator or any of its subcontractors or the employees or agents of any of the Participants, the Operator or any of its subcontractors, unless such act or omission constitutes gross negligence or wilful misconduct on the part of the Operator.

 16.02

The Operator shall indemnify and hold harmless the Participants and their directors, officers, employees, agents and representatives from and against all claims, debts, demands, suits, actions and causes of action whatsoever, and all losses, damages, costs and expenses (including legal expenses) whatsoever, which may be brought, made against, suffered--or incurred by any of them arising directly from any act or omission after the date hereof of the Operator which constitutes gross negligence or wilful default.

 16.03

Notwithstanding anything to the contrary in this Agreement, no Participant shall be liable to another in contract, tort or otherwise for special or consequential damages including, without limiting the generality of the foregoing, loss of profits.

17 - 1

ARTICLE 17
GENERAL PROVISIONS

17.01

Notice

Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and may be given by hand delivery to the party or sent by facsimile or by mailing the same by prepaid registered mail, return receipt requested, addressed as follows:

If to Auriongold

16th Floor

99 Walker Street North Sydney NSW 2060

Attention: Company Secretary

If to Fronteer:

2390 - 1055 West Hastings Street Vancouver, British Columbia V6E 2E9

Attention: Mark O'Dea

Any notice or communication sent by registered mail shall be deemed to have been given and received five (5) days after the date of registration in Canada. Any notice or communication sent by facsimile shall be deemed to have been given one (1) day after such notice or communication was sent by the notifying party. Any notice or communication hand delivered shall be deemed to have been given and received on the date of delivery. Any party may change his address for service at any time by notice in writing given as aforesaid to each other party hereto.

17.02

Partition

Each of the Participants waives, during the term of this Agreement, any right to partition of the Assets or any part thereof and no Participant shall seek or be entitled to partition of the Property or other Assets whether by way of physical partition, judicial sale or otherwise during the terms of this Agreement.

17.03

Perpetuities

If any provision of this Agreement should violate any rule against perpetuities or any related rule against interests that last too long or are not alienable, then any such provision shall terminate 20 years after the date of the last survivor of all the lineal descendants of His Late Majesty King George V of England, living on the date of execution of this Agreement.

17-2

17.04

Force Majeure

Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonable acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; interference by environmentalists, Natives or Native rights groups or other activists; fire, explosion, earthquake, mudslide, storm, flood, avalanche, sink holes, volcanic eruption, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors; shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of--equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible.

17.05

Further Assurances

Each of the Participants agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

17.06

Enurement

This Agreement shall be binding upon and enure to the benefit of the Participants hereto and their respective successors and permitted assigns.

17.07

Arbitration

Any dispute or difference between the parties hereto concerning this agreement or the Schedules hereto which cannot be resolved or settled by the said parties shall be settled by arbitration. Any arbitration to be carried out under this agreement or the Schedules hereto shall be subject to the following provisions, namely:

(i)

the party desiring arbitration shall nominate one arbitrator familiar with the mineral exploration and/or mining business and shall notify the other

17 - 3

party hereto of such nomination. Such notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the section hereto pursuant to which such matter is so submitted. Such other party shall within 30 days after receiving such notice nominate an arbitrator also familiar with the mineral exploration and/or mining business and the two arbitrators so selected shall select a chairman of the arbitral tribunal of similar knowledge and/or background to act jointly with them. If the said arbitrators shall be unable to agree in the selection of such chairman, the chairman shall be designated by the President or other officer of the Prospectors and Developers Association of Canada;

(ii)

the arbitration shall take place in the City of Toronto and the chairman shall fix the time and place in the City of Toronto for the purpose of hearing such evidence and representations as either of the parties may present and, subject to the provisions hereof, the decision of the arbitrators and chairman or of any two of them in writing shall be binding upon the parties hereto both in respect of procedure and the conduct of the parties during the proceedings and the final determination of the issues therein. `-Said arbitrators and chairman shall, after hearing any evidence and representations that the parties may submit, shall make their decision and reduce the same to writing and deliver one copy thereof to each of the parties hereto. The majority of the chairman and the arbitrators may determine any matters of procedure for the arbitration not specified herein;

(iii)

if the party hereto receiving the notice of the nomination of an arbitrator by the party desiring arbitration fails within the said 30 days to nominate an arbitrator, then the arbitrator nominated by the party desiring arbitration may proceed alone to determine the dispute in such manner and at such time as he shall think fit;

(i)

notwithstanding the foregoing, any arbitration may be carried out by a single arbitrator if the parties hereto so agree, in which event the provisions of this paragraph shall apply, mutatis mutandis; and

(ii)

the cost of the arbitration shall be borne by the parties hereto as may be specified in the determination of the arbitrators.

(iii)

17-4

IN WITNESS WHEREOF the Participants hereto have executed this Agreement as of the date first above written.

AURIONGOLD (CANADA) LIMITED

By:

FRONTEER DEVELOPMENT GROUP INC.

By:

SCHEDULE "C"

ATTACHED TO AND FORMING PART OF A JOINT VENTURE AGREEMENT BETWEEN AURIONGOLD AND FRONTEER

ACCOUNTING PROCEDURE

The financial and accounting procedures to be followed by the Operator and the Participants under the Agreement are set forth below. Reference in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement.

It is the intent of the Operator and the Participants that the Operator shall not lose or profit by reason of its duties and responsibilities as Operator. The Accounting Procedures shall be reviewed by the Management Committee upon the request of the Operator or any Participant to assure that the Operator (directly or through its Affiliates) does not make a profit or suffer a loss from serving as Operator. The Management Committee shall, in good faith, endeavour to agree on modifications to these Accounting Procedures that will remedy any alleged unfairness or inequity. In the event the Management Committee is unable to agree on modifications acceptable to all of the Participants, then the Participants shall submit the matter to`-binding arbitration pursuant to the Arbitration Act, 1991 (Ontario). The finding of the arbitrator shall be final and binding upon the Participants and the fees charged for such services shall be shared by the Participants equally.

ARTICLE 1
GENERAL PROVISIONS

1.01

General Accounting Records

The Operator shall maintain detailed and comprehensive cost accounting records, prepared in accordance with this Accounting Procedure and generally accepted accounting principles consistently applied, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

1.02

Bank Accounts

The Operator shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts. Such accounts will be interest bearing, if practical.

2

The Operator shall prepare statements and bill the Participants as provided in Article 8 of the Agreement. Payment of any such billings by any Participant, including the Operator, shall not prejudice its right to protest or question the correctness thereof for a period not to exceed 24 months-following the calendar year during which such billings were received by the Participant. All written exceptions to and claims upon the Operator for incorrect charges, billings or statements shall be made upon the Operator within such 24 month period. The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article 5.

ARTICLE 2
CHARGES TO JOINT ACCOUNT

The Operator shall charge the Joint Account with and the Participants will pay all costs and expenses incurred or paid by the Operator pursuant to the Agreement to carry out adopted Programs or otherwise, including without limitation:

2.01

Rentals, Royalties and Other Payments

All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work, production royalties, including any required advances, and all other payments made by the Operator which are necessary to acquire or maintain title to the Assets.

2.02

Labour and Employee Benefits

(a)

Salaries and wages of the Operator's or the Operator's Affiliates' employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to the Operator.

(b)

The Operator's costs of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12. Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Operator's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Operator.

(c)

The Operator's actual cost of established, establishing or participating in plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary

(d)

3

to attract competent employees, which bonus payments shall be considered salaries and wages under Sections 2.2(a) and 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12.

(d)

Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties except those resulting from the wilful misconduct or gross negligence of the Operator.

2.03

Fixed Assets, Materials, Equipment and Supplies

(a)

All capital costs of developing and operating the Property as a mine including all costs of land, construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the facilities.

(b)

The costs of materials, equipment and supplies (herein called "Material")--purchased from unaffiliated third parties or furnished by the Operator or any Participant as provided in Article 3. The Operator shall maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

2.04

Equipment and Facilities Furnished by Operator

The cost of machinery, equipment and facilities owned by the Operator and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of acquisition, ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and imputed interest at a rate equal to two percent (2%) per annum above the Prime Rate on the cost of purchasing the machinery, equipment and facilities if they were purchased primarily for use on or in respect of the Property or on the resale value thereof if they were not purchased for such use.

2.05

Transportation

Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations.

2.06

Contract Services and Utilities

The cost of contract services and utilities procured from outside sources, other than services described in Sections 2.9 and 2.13. If contract services are performed by the Operator or an Affiliate thereof, the cost charged to the Joint Account shall not be greater than

4

that for which comparable services and utilities are available in the open market within the vicinity of the Operations.

2.07

Insurance Premiums

Net premiums paid for insurance required to be carried for Operations for the protection of the Operator and the Participants.

2.08

Damages and Losses

All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause other than the wilful misconduct or gross negligence of the Operator. The Operator shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Operator.

2.09

Legal and Regulatory Expense

All legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets.

2.10

Audit

Cost of annual audits under Section 9.5 of the Agreement.

2.11

Taxes

All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the Operator for the benefit of the Participants. Each Participant is separately responsible for income taxes.

2.12

District and Camp Expense (Field Supervision and Camp Expenses)

A pro rata portion of (i) the salaries and expenses of the Operator's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office (herein called "the Operator's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Operator's employees and facilities shall be apportioned to the Joint Account on the basis of the Operator's best estimate of the proportionate amount such expenses are incurred for the benefit of the Venture.

2.13

Administrative Charge

(a) Each month, the Operator shall charge the Joint Account a sum for each phase of Operations as provided below, which shall be a liquidated amount to reimburse the Operator and its Affiliates for its and their home office overhead and general and administrative expenses to conduct each phase of the Operations, and which shall be in lieu of any management fee:

(i)

Exploration Phase - ten percent (10%) of Allowable Costs.

(ii)

Major Construction Phase - two percent (2%) of Allowable Costs.

(iii)

Mining Phase - three percent (3%) of Allowable Costs.

(b) The term "Allowable Costs" as used in this Section 2.13 for a particular phase of Operations shall mean all charges to the Joint Account excluding (1) the administrative charge referred to herein; (2) depreciation, depletion or amortization of tangible or intangible assets; (3) amounts charged in accordance with Section 2.1. The Operator shall attribute such Allowable Costs to a particular phase of Operations by applying the following guidelines:

(i)

The "Exploration Phase" shall cover those activities conducted to ascertain the existence, location, extent or quantity of any deposit of ore or mineral. Such phase shall cease when a commercially recoverable reserve is determined to exist.

(i)

The "Major Construction Phase" shall cover those activities conducted to access a commercially feasible ore body or to extend production of an existing ore body, and to construct or install related fixed assets, and shall include all activities involved in the construction of a mine, mill, smelter or other ore processing facilities.

(ii)

The "Mining Phase" shall include all other activities not otherwise covered above, including activities conducted after mining operations have ceased.

(c)

The following is a representative list of items of expense that are expressly covered by the administrative charge provided in this Section 2.13:

(i)

Administrative supervision, which includes services rendered by operators, department supervisors, officers and directors of the Operator and its Affiliates for Operations, except to the extent that such services represent a direct charge to the Joint Account, as provided for in Section 2.2;

6

(i)

Accounting, data processing, personnel administration, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of related reports;

(ii)

Routine legal services rendered by outside sources and the legal staff of the Operator and its Affiliates not otherwise charged to the Joint Account under Section 2.9; and

(iii)

Rentals and other charges for office and records storage space, telephone service, office equipment and supplies.

(d)

The Management Committee shall bi-annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

2.14

Other Expenditures

Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator for the necessary and proper conduct of Operations.

ARTICLE 3
BASIS OF CHARGES

3.01

Purchases

Material purchased and services procured from third parties shall be charged to the Joint Account by the Operator at invoiced cost, including applicable transfer taxes, less all discounts taken. If any material is determined to be defective or is returned to a vendor for any other reason, the Operator shall credit the Joint Account when an adjustment is received from the Vendor.

3.02

Material Furnished by or Transferred to the Operator

Any Material furnished by the Operator from its stocks shall be priced on the following basis:

(a)

New Material. New Material transferred from the Operator shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called "New Price").

(b)

Used Material

(b)

7

(i)

Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at seventy-five percent (75%) of the New Price.

(i)

Other Used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at fifty percent (50%) of New Price. The cost of any reconditioning shall be borne by the transferee.

(ii)

All Other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

(c)

Obsolete Material. Any Material which is serviceable and usable for its original', function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Operator at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material.

3.03

Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other usual circumstances over which the Operator has no control, the Operator may charge the Joint Account for the required Material on the basis of the Operator's direct cost and expenses incurred in procuring such Material and making it suitable for use.

3.04

Warranty of Material Furnished by the Operator

The Operator does not warrant the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Operator from the dealer, manufacturer or their respective agents.

ARTICLE 4
DISPOSAL OF MATERIAL

4.01

Disposition Generally

The Operator shall have no obligation to purchase a Participant's interest in

8

Material. The Management Committee shall determine the disposition of major items of surplus Material, provided the Operator shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in Section 4.2

4.02

Distribution to Participants

Any Material to be distributed to the Participants shall be made in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account on the basis provided in Section 3.2.

4.03

Sales

Sales of Material to third parties shall be credited to the Joint Account at the net amount received. Any damages or claims by the purchaser shall be charged back to the Joint Account if and when paid.

ARTICLE 5
INVENTORIES

5.01

Periodic Inventories, Notice and Representations

At reasonable intervals, inventories shall be taken by the Operator, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account. The Operator shall give written notice to the Participants of its intent to take any inventory at least thirty (30) days before such inventory is scheduled to take place. A Participant shall be deemed to have accepted the results of any inventory taken by the Operator if it fails to be represented at such inventory.

5.02

Reconciliations and Adjustment of Inventories

Reconciliation of inventory with charges to the Joint Account shall be made, and a list of averages and shortages shall be furnished to the Management Committee within six (6) months after the inventory is taken. Inventory adjustments shall be made by the Operator for averages and shortages, but the Operator shall be held accountable to the Venture only for shortages due to lack of reasonable diligence.

ARTICLE 6

CREDITS

6.01The Operator will credit the Joint Account with revenues received by the Operator as such including, for example:

(a)

collection of insurance proceeds related to the Joint Operations when the

9

insurance premiums have been charged to the Joint Account;

(a)

sales of geologic or other information authorized by the Participants, and provided that the costs related to such data have been charged to the Joint Account;

(b)

sales of property, plant, equipment and materials of the Joint Operations in the normal course of the day-to-day business;

(c)

rentals received, refunds of custom duties or transportation claims, rebates, and other credits pertaining to Joint Operations;

(d)

credits received from third parties for the use of facilities or services of the Joint Operations;

(e)

refunds for defective equipment when the Operator receives the corresponding payments from the manufacturers or agents; and

(f)

any other credits for materials recovery or from other sources which correspond to the Joint Account.

SCHEDULE "D"

DEFINITIONS, CALCULATIONS AND PAYMENT OF ROYALTY

1.

DEFINITIONS

Unless otherwise set forth, all capitalized terms used in this schedule shall have the meaning ascribed to them in the Agreement:

"Allowable Taxes"

shall mean production taxes, severance taxes, and sales, privilege and other taxes (excepting income taxes) imposed, levied, assessed, or measured by or on the value of production of Subject Minerals.

"Allowable

Transportation Costs"

shall mean the actual costs of transportation of Subject Minerals from the mine site to a mill or processing facility and from a mill or processing facility to the point of sale (including, without limitation, packaging, freight, insurance, transportation taxes, handling, port, demurrage, delay, and forwarding expenses'-incurred by reason of or in the course of such transportation).

"Calendar Quarter"

means each three-month period ending March 31st, June 30th, September 30th and December 31st of each calendar year.

"Mineral Price Quotation"

for Subject Minerals means the final sale price as quoted on the London Metals Exchange, as published in Metals Week or a similar publication. If publication of the final quotation on the London Metals Exchange shall be discontinued, the parties shall select a comparable commodity quotation for purposes of calculating the Net Smelter Returns. If such selection has not been completed prior to the end of the calendar month following the month in which the quotation is discontinued, the average quotation for the calendar month in which the quotation is discontinued shall be used on an interim basis pending such selection.

"Net Smelter Returns"

or "NSR"

for a Calendar Quarter in respect of all of the Subject Minerals means the sum of (i) for each of the Subject Minerals, the average Mineral Price Quotation for the Subject Minerals for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the Subject Minerals beneficiated by the Payor or credited by the smelter, refiner or other bona fide purchaser to the Payor during that Calendar Quarter; less (ii) the deductions, adjustments and credits set forth in Section 3 hereof.

2

"Payor"

means the Party or its successor or assign that produces and sells Subject Minerals from which the Royalty Holder is entitled to a Royalty, as provided in the Joint Venture Agreement.

"Property"

shall mean the property as defined in the Joint Venture Agreement.

"Royalty"

means the amount determined in accordance with Section 2.

"Royalty Holder"

means the party or its successors or assigns that becomes entitled to a Royalty as provided in the Agreement.

"Subject Minerals"

shall mean all metals, minerals, ores, or concentrates in whatever form, found in or on the Property.

2. RESERVATION OF ROYALTY

The Royalty Holder shall be entitled to receive and the Payor shall pay, a royalty (the "Royalty") based on Net Smelter Returns for all Subject Minerals, as follows:

(a)

for gold:

(i)

2 1/2%, if the average Mineral Price Quotation for a Calendar Quarter is
$300 U.S. per ounce or less;

(i)

 3%, if the average Mineral Price Quotation for a Calendar Quarter is between $300 U.S. and $350 U.S. per ounce;

(ii)

 3 1/2%, if the average Mineral Price Quotation for a Calendar Quarter is $350 U.S. per ounce or greater;

(b)

for all other Subject Minerals, 2 1/2%.

3.

BY-PRODUCTS; OTHER MINERAL PRODUCTS

In calculating the Royalty, the Payor shall be entitled to deduct the following costs, to the extent incurred and borne by the Payor in respect of Subject Minerals which are sold:

(a)

all custom milling, smelting, minting and refining costs, treatment charges and :penalties including, but without being limited to, metal losses and penalties for impurities as well as any costs for weighing, sampling and assaying of Subject Minerals in preparation for shipment to a smelter, refinery or purchaser;

(b)

Allowable Transportation Costs;

(c)

3

(a)

all sampling, assaying and representation charges in connection with sampling and assaying carried out after the Subject Minerals have left the Property;

(b)

all costs and expenses of marketing the Subject Minerals; and

(c)

Allowable Taxes.

1.

ARM'S LENGTH PROVISION

If smelting and/or refining are carried out in facilities owned or controlled by the Payor, charges, costs and penalties for such operations, including transportation, shall mean the amount that the Payor would have incurred if such operations were carried out at facilities not owned or controlled by the Payor then offering similar custom services for comparable products on prevailing terms.

2.

PAYMENT OF THE ROYALTY

All Royalty or provisional royalty payments will be payable on or before the 45th day following each Calendar Quarter. A statement, showing in reasonable detail the calculation of the payment shall accompany each such quarterly payment to the Royalty Holder. Each such quarterly payment shall be subject to adjustment as provided below in the next quarterly payment or when the final report for the year is issued as specified below.

3.

PROVISIONAL PAYMENTS

If any Royalty becomes due and payable to the Royalty Holder prior to the Payor's final estimates of the total amount payable, then the Payor shall pay the Royalty Holder a provisional royalty payment using the Payor's then current estimates of the amount payable for Products produced during the Calendar Quarter.

4.

ANNUAL FINAL REPORT

Within 90 days after the end of each calendar year, the Payor shall deliver or cause to be delivered to the Royalty Holder a final report for the year certified as being accurate by a responsible officer of the Payor showing in reasonable detail the calculation of the Royalty due the Royalty Holder for the prior year and all adjustments to the quarterly or other periodic reports and payments for the year. With such final report, the Payor shall, if applicable, make such additional Royalty payment as is required by the report. If such report indicates that the Royalty Holder has received more than it should have been paid in respect of the Royalty due to the Royalty Holder, then the excess shall be deducted from the next payment obligation owed pursuant to the provisions of this Schedule D or, in the event of a temporary or permanent cessation of production, the Royalty Holder shall repay the excess within 15 days of the annual report.

4

1.

RECORDS AND PROVISION FOR AUDIT TO RESOLVE OBJECTIONS

All books and records used by the Payor to calculate the Royalty due hereunder shall be kept in accordance with generally accepted accounting principles varied only by the specific provisions hereof. The Payor shall maintain up-to-date and complete records of the production of all Mineral Products. If treatment or smelting of Mineral Products is performed off the Properties, accounts records, statements and returns relating to such treatment and smelting arrangements shall be maintained by the Payor. The Royalty Holder shall have the right at all reasonable times during normal business hours to inspect such accounts, records, statements and returns and make copies thereof at its own expense for the sole purpose of verifying the amount of the Royalty.

2.

PAYMENT FINAL

All payments of the Royalty made pursuant to the final report that is to be issued within 90 days of the end of each calendar year shall be considered final and in full satisfaction of all obligations of the Remaining Party with respect thereto, unless the Royalty Holder gives the Remaining Party written notice describing and setting forth a specific objection to the calculation thereof within 90 days after receipt by the Royalty Holder of the annual final report herein provided in Section 9. If the Royalty Holder objects to a particular quarterly statement delivered hereunder, the Royalty Holder shall, for a period of 90 days after the Payor's receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Royalty payment in question audited by a firm of chartered accountants acceptable to the Royalty Holder and to the Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of 5% or more of the amount due is determined to exist. The Payor shall pay the costs of such audit if a deficiency of 5% or more of the amount due is determined to exist. Failure on the part of the Royalty Holder to make claim on the Payor for adjustment in such 90-day period shall establish the correctness of the final report and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

SCHEDULE "C"

PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 5th day of November, 2001.

AMONG:

PERRY ENGLISH, prospector, of P.O. Box 414, Souris, Manitoba, ROK 2C0

(the "Optionor")

OF THE FIRST PART AND:

FRONTEER DEVELOPMENT GROUP INC, a company duly incorporated under the laws of the Province of British Columbia and Ontario and having offices at 710 - 800 West Pender Street, Vancouver, British Columbia, V6C 2V6

(the "Optionee")

OF THE SECOND PART WHEREAS

A.

Perry English is the registered legal owner of a 100% interest in and to the Property (as hereinafter defined);

B.

The Optionor wishes to grant and the Optionee wishes to acquire the right to earn an undivided 100% interest in and to the Property on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants, conditions, representations and warranties contained herein, the parties agree as follows:

1.

INTERPRETATION

1.1

For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter of context inconsistent therewith, the following words and expressions shall have the following meanings:

a)

"Agreement" means this Agreement, as amended from time to time;

b)

"Approval Date" means the date that is five (5) business days after receipt by the Optionee of written confirmation from the Exchange that this Agreement has been accepted for filing;

c)

"After Acquired Properties" means any and all mineral interests staked, located, granted or acquired by or on behalf of any party during the currency of this Agreement, which are located in

Fronteer Development Group Inc.

whole or in part, within six (1) kilometres of the perimeter of the Property and which are made part of the Property pursuant to Subsection 10.1 hereof;

a)

"Commercial Production" means the operation of the Property or any portion thereof as a producing mine and the production of mineral products therefrom, excluding bulk sampling, pilot plant or test operations, however if such bulk sampling, pilot plant or test operations result in the Optionee receiving monetary payment from the sale of metals, ores, or other mineral products from the Property, such payment shall be treated by the parties as a Net Smelter Return;

b)

"Exchange" means the Canadian Venture Exchange;

f) "Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly or indirectly in connection with mineral exploration.

a)

"Mining Work" means every kind of work done on or in respect of the Property or any part thereof, or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, mineral products, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

b)

"Net Smelter Return" means that charge on proceeds from Commercial Production as described in Schedule "A" hereto;

c)

"Option" means the option granted by the Optionors to the Optionee under Subsection 3.1 of this Agreement; and

j)

"Property" means the Woman Lake Property, as more particularly described in Schedule "B" hereto, and any part or parts thereof, together with the surface rights, mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto, and any Amer Acquired Properties.

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of Canada, unless specifically provided to the contrary.

1.3

The titles to the respective articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

 1.4

Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.

REPRESENTATIONS AND WARRANTIES

2.1

The Optionee represents and warrants to the Optionors that:

Fronteer Development Group Inc.

(a)

it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the Province of British Columbia and is or will be qualified to do business and to hold an interest in the Property pursuant to the laws of the Province of British Columbia;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

(c)

it has duly obtained all authorizations for the execution, delivery, and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2

The Optionors, jointly and severally represent and warrant to the Optionee that:

(a)

they are the sole legal and beneficial owners of an undivided 100% interest in and to the Property;

(b)

the Property is in good standing under the laws of the Province of Ontario;

(c)

to the best of their knowledge and belief, the Property is free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(d)

they have complied with all Iaws in effect in the Province of British Columbia with respect to the Property and the Property has been duly and properly staked and recorded in accordance with such laws;

(e)

to the best of their knowledge and belief, there is no adverse claim or challenge against or to the ownership of or title to the Property, or any portion thereof nor is there any basis therefor and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Property or any portion thereof, and the Property is not the whole or substantially the whole of the Optionors' assets or undertaking;

(f)

to the best of their knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Property or into the environment, except releases permitted or otherwise authorized by such law;

(g)

to the best of their knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of activities of the Optionors or their predecessors in interest;

Fronteer Development Group Inc.

(h)

to the best of their knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Property;

(i)

to the best of their knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Property;

(j)

they shall be liable and shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement. The Optionors acknowledge and agree that the Optionee has entered into this Agreement relying on the covenants, representations and warranties of this Agreement;

(k)

 they hereby agree to defend at their sole cost and expense the rights of the Optionee under this Agreement against all persons whomsoever claiming or purporting to claim the same or any part thereof or any interest therein except as set forth in this Agreement; and

(l)

they shall remain liable and indemnify the Optionee from and against any liability, loss, costs, claims or damages arising out of any matter or thing relating to their interest hereby assigned occurring or arising prior to the date of this Agreement.

 2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement, and each party shall be entitled., in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3.

OPTION

 3.1

Subject to the Net Smelter Return, the Optionors hereby grant to the Optionee, the sole and exclusive right and option to acquire an undivided 100% interest in and to the Property free and clear of all liens, charges, encumbrances, claims, rights or interest of any person, such option to be exercisable by the Optionee:

(a)

paying the Optionors not less than an aggregate $21,500 as follows:

(i)

$2,000 on the Approval Date;

(ii)

$3,000on or before November 6th, 2002;

(iii)

$4,000 on or before November 6th, 2003; and

(iv)

$12,500 on or before November 6th, 2004;

(b)

issuing to the Optionors, an aggregate 90,000 common shares in the capital of the Optionee as follows:

Fronteer Development Group Inc.

(i)

20,000 shares on the Approval Date;

(ii)

an additional 20,000 shares on or before November 6th, 2002;

(iii)

an additional 20,000 shares on or before November 6th, 2003;

(iv)

an additional 30,000 shares on or before November 6th, 2004

3.2

The Optionee acknowledges that upon commencement of Commercial Production, the Property will be subject to the Net Smelter Return.

4.

RIGHT OF ENTRY

 4.1

Except as otherwise provided in this Agreement, until the Option is exercised or terminated in accordance with the terms of this Agreement, the Optionee, its servants and agents shall have the sole and exclusive right to:

(a)

enter in, under or upon the Property and conduct Mining Work;

(b)

exclusive and quiet possession of the Property;

(c)

bring upon the Property and to erect thereon such mining facilities as it may consider advisable; and

(d)

remove from the Property ore or mineral products for the purpose of bulk sampling, pilot plant or test operations.

5.

POWERS, DUTIES AND OBLIGATIONS OF THE OPTIONEE

 5.1

The Optionee shall have full right, power and authority to do everything necessary or desirable to carry out exploration programs or Commercial Production on the Property and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:

(a)

regulate access to the Property, subject only to the right of the Optionors and their representatives to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

(b)

employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder;

(c)

execute all documents, deeds and instruments, do or cause to be done all such acts and things and give all such assurances as may be necessary to maintain good and valid title to the Property and the Optionors hereby irrevocably constitute the Optionee their true and lawful attorney to give effect to the foregoing and hereby agree to indemnify and save the Optionee harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Optionee directly or indirectly as a result of its exercise of its power pursuant to this Subsection 5.1(c); and

(d)

conduct such title examinations and cure such title defects as may be advisable in the reasonable judgement of the Optionee.

5.2

The Optionee shall have the following duties and obligations:

(a)

to keep the Property free and clear of all liens and encumbrances arising from its operations hereunder (except liens contested in good faith by the Optionee) and in good standing by the doing and filing, or payment in lieu thereof, of all necessary assessment work and, where possible, by filing all assessment work done on the Property and payment of all taxes required to be paid and by the doing of all other acts and things and the making of all other payments required to be made which may be necessary in that regard;

(a)

to permit the Optionors and their representatives, duly authorized by them, in writing, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by the Optionee in connection with Mining Worlc,

(b)

to conduct all work on or with respect to the Property in accordance with current mining industry standards and the applicable laws of the Province of Ontario and indemnify and save the Optionors harmless from any and all claims, suits or actions made or brought against the Optionors as a result of work done by the Optionee on or with respect to the Property; and

(c)

to maintain true and correct books, accounts and records of operations hereunder.

6.

VESTING OF INTEREST

 6.1

Forthwith upon the Optionee exercising the Option by performing the requirements of Subsection 3.1 hereof, an undivided 100% interest in and to the Property shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

 6.2

The Optionors covenant and agree to, on or before 10 days following the Approval Date, deliver to the Optionee a recordable transfer or transfers, or such other instrument as may be required, of an undivided 100% interest in and to the Property, in the name of the Optionee, and the Optionee shall be entitled forthwith to record such transfer documents with the Mineral Titles Branch of the Ministry of Energy, Mines and Resources in Ontario, but shall hold such interest in the Property pursuant to the terms of this Agreement.

 6.3

The Optionors covenant and agree that, except in accordance with Article 9 hereof, until the Option is exercised or terminated in accordance with the terms of this Agreement, it shall not sell, assign, transfer, convey, mortgage, grant an option in respect of, or grant a right to purchase or in any manner whatsoever transfer, alienate or otherwise dispose of, all or any part of its interest in and to the Property except as provided in this Agreement.

 6.4

Upon the Optionee exercising the Option, the Optionors shall be entitled to a 2% Net Smelter Return payable from the proceeds of Commercial Production on the Property. Any and all Net Smelter Return payments to the Optionors hereunder shall be made pursuant to the payment requirements of Schedule "A" hereto.

 6.5

The Optionee shall have the right at any time prior to and after the commencement of Commercial Production, to purchase up to 50% of the Net Smelter Return held by the Optionors. The purchaser price for 50% of the Optionors' Net Smelter Return will be $750,000 pursuant to the terms as set out in Schedule "A" to this Agreement.

Fronteer Development Group Inc.

7.

TERMINATION OF OPTION

 7.1

In the event of default in the performance of the requirements of Subsection 3.1, then subject to the provisions of Subsections 7.3 and 15.1 of this Agreement, the Option and this Agreement shall terminate.

 7.2

The Optionee shall have the right to terminate this Agreement at any time by giving written notice of such termination to the Optionors. This Agreement shall terminate on the date the Optionors are deemed to have received such notice, pursuant to Subsection 11.2. Upon such termination, this Agreement shall be of no further force and effect except that the Optionee shall be required to make any payments or share issuances due and owing at the time the notice of termination is received by the Optionors.

7.3

Notwithstanding any other provisions of this Agreement, in the event of termination of this Agreement, the Optionee shall:

(a)

re-transfer the Property to the Optionors free and clear of all liens and encumbrances resulting from activities carried out by the Optionee, including the recording of all necessary transfer documents with the Mineral Titles Branch of the Province of Ontario, within 10 business days of the termination;

(b)

have the right and obligation to remove from the Property within 180 days of the effective date of such termination, all equipment erected, installed or brought upon the Property by or at the instance of the Optionee;

(a)

file or have filed sufficient assessment work to keep the Property in good standing for a period of not less than one year after the date of termination of this Agreement; and

(b)

complete any and all restoration or reclamation work on the Property related to any Mining Work carried out on the Property by the Optionee, as required under current provincial legislation in Ontario or federal legislation applicable to Ontario, or as may be ordered by any competent provincial or federal regulatory body or governmental agency within British Columbia.

8.

CONFIDENTIALITY

 8.1 The parties shall keep all information regarding Mining Work confidential from other persons, except for such disclosure as may be required by law, securities regulatory bodies, or stock exchanges governing one or more of the parties.

9.

RESTRICTIONS OR ALIENATION AND FIRST RIGHT OF REFUSAL

 9.1 If at any time, Perry or his respective successors (the "Vendor") wish or seek to sell, assign, transfer, convey or otherwise dispose of all or any portion of their respective interests in the Property or the Net Smelter Return (the "Offered Interest"), the Optionee shall be entitled to a right of first refusal in respect thereof.

 9.2 The Optionee shall be entitled to acquire all but not part of the Offered Interest sought to be sold, assigned, transferred, conveyed or otherwise disposed of within 30 days (the "Acceptance Period") after receiving written notice (the "Offering Notice") of any bona fide cash offer received by the Vendor from a third

Froutccr Development Group Inc.

party who stands in a strictly arm's-length relationship to the Vendor (the "Third Party Offer"). The Optionee shall be entitled to acquire such Offered Interest on the same terms as contained in the Third Party Offer.

9.3

If the Optionee does not within the Acceptance Period advise the Vendor that it is willing to purchase such Offered Interest at the same price and on substantially the same terms as are specified in the Offering Notice, the Vendor may, at any time within 90 days (hereinafter in this Subsection called the "Second Acceptance Period") after the expiry of the Acceptance Period, sell, assign, transfer, convey or otherwise dispose of the same to the third party at the price and upon the terms referred to in the Offering Notice.

9A

In the event the Vendor does not so sell, assign, transfer, convey or otherwise dispose of such Offered Interest within the Second Acceptance Period, the provisions of this Subsection shall apply to any subsequent sale or offer for sale by the Vendor.

9.5

Before the completion of any sale or other disposition by any party of its interests or rights or any portion thereof under this Agreement, the party selling such interest shall require the proposed acquiring party to enter into an agreement with the party or parties not selling or otherwise disposing on the same terms and conditions as set out in this Agreement.

10.

AFTER ACQUIRED PROPERTIES

10.1 The parties covenant and agree, each with the other, that any and all After Acquired Properties shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for all purposes hereof, to be included in the Property. All costs incurred in staking, locating, recording, or otherwise acquiring any After Acquired Properties shall be borne by the acquiring party.

1.

NOTICE

11.1

Any notice, direction, or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telefacsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

11.2

Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telefacsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

11.3

Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

2.

FURTHER ASSURANCES

12.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

Fruutccr Development Group Inc.

1.

TIME OF THE ESSENCE

13.1

Time shall be of the essence in the performance of this Agreement.

2.

ENUREMENT

14.1

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

3.

FORCE MAJEURE

 15.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, act of God, fire, storm, flood, explosion, strike, lockout or other industrial disturbance, actions taken by or on behalf of First Nations persons pursuant to the assertion of land claims, act of public enemy, war, riot, law, rule and regulation or order of any duly constituted governmental authority, or unavailability of materials or transportation (each an "Intervening Event").

15.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

 15.3

A party relying on the provisions of Subsection 15.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

4.

DEFAULT

 16.1

If a party is in default of any requirement herein set forth (the "Defaulting Party"), the party affected by such default (the "Non-Defaulting Party"), shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

17.

SEVERABILITY

 17.1

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Fruutccr Development Group Inc.

1.

AMENDMENT

18.1

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

2.

ENTIRE AGREEMENT

19.1

This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

3.

OPTION ONLY

 20.1

This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

4.

CONDITIONS PRECEDENT

21.1

The obligations of the Optionee under this Agreement are first subject to the acceptance for filing of this Agreement on behalf of the Optionee by the Exchange.

22.

GOVERNING LAW AND ARBITRATION

22.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

 22.2

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated with or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.

 22.3

The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered at Vancouver, British Columbia, by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC  Rules"

IN WITNESS WHEREOF the parties hereto have duly executed this agreement this 5th  day of November 2001.

FRONTEER DEVELOPMENT GROUP INC.

PERRY ENGLISH

Per:  /s/

Perry English

SCHEDULE "A"

To that Property Option Agreement dated November 5, 2001,

among PERRY ENGLISH

and FRONTEER DE'VELPOPMENT GROUP INC

DEFINITION OF NET SMELTER RETURN ROYALTY

 1.

The parties acknowledge and agree that the Property is subject to a royalty or charge in the amount of two percent (2%) of net smelter returns in favour of the Optionors or any of their respective assignees or successors (the "Net Smelter Return").

2.

The Optionee may at any time purchase fifty percent (50%) interest in the Net Smelter Return from the Optionors or their respective assignees or successors for the sum of $750,000.

 3.

For the purposes of this Agreement and the payment of the Net Smelter Return, net smelter returns shall mean the actual proceeds received by the Optionors or any of their respective assignees or successors in interest to the Property from any mint, smelter, refinery or other purchaser from the sale of concentrates, metals (including bullion) or products from the Property and sold, after deducting from such proceeds the following charges levied by third parties to the extent that they are not deducted by the purchaser in computing payment:

(a)

assay costs and umpire assay costs charged by any mint, smelter, refinery or other purchaser;

(b)

smelting and refining charges, penalties, and the cost of transportation and handling of such concentrates, metals (including bullion) or products from the Property to any mint, smelter, refinery or other purchaser; and

(c)

related insurance on such concentrates, metals (including bullion) or products from the Property.

 4.

Any Net Smelter Return due and payable to the Optionors hereunder shall be paid within thirty (30) days after receipt of the said actual proceeds by the Optionec and shall be accompanied by a statement indicatmg the settlement payment calculations;

 5.

Within ninety (90) days after the end of each fiscal year of the Optionee during which the Property was in Commercial Production, the records relating to the calculation of Net Smelter Returns during the fiscal year shall be delivered to the Optionor who shall have sixty (60) days after receipt of such statements to questions in writing their accuracy and, failing such question, the statements shall be deemed correct.

Fronteer Development Group Inc.

1.

 The Optionor or its representative duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect such books and financial records of the Optionee as are relevant to the determination of Net Smelter Returns and at its own expense, to make copies thereof.

2.

 Any insurance payments received by the Optionee related to the loss, destruction or theft of concentrates, metals (including bullion) or products from the Property shall be deemed to be Net Smelter Returns..

3.

SCHEDULE "B"

To that Property Option Agreement dated November 5, 2001
among PERRY ENGLISH
and FRONTEER DEVELOPMENT GROUP INC.

DESCRIPTION OF PROPERTY

TYPE OF UNIT
PROPERTY NAME	TENURE NUMBER		EXPIRY DATE
	KRL 375492 & KRL	1 LEASE (2 claims)	April 1, 2004
375493 (Plan 23R-
WOMAN LAKE	4835)
PROPERTY	KRL 526505 (Plan	1 LEASE (1 claim)	June 1, 2007
23R-6265)
	KRL 1107692	6 UNIT CLAIM	October 2003

The above property is located in the Dent Township, of northwestern Ontario. It comprises 2 leases (3 claims) and 6 staked units (1 claim).

Fax: 204-483-~~3531~~

3641

Fronteer

development group inc.

2390-1055 West pender Street, Vancouver, BC V6E 2E9

Fax: 604  632  4678

Monday, March 25, 2002

Perry English

PO Box 414

Souris, Manitoba R0K 2C0

Canada

Dear Perry:

 I have attached page 2 of our Option Agreement. As you pointed out to me recently, there is a typing error in the first lineof the first paragraph. The line should read " within one (1) kilometers of the perimeter. ."

I have changed the text accordingly and have signed it. Could you please initial the change as well, and fax a copy back to me, and put the original in the mail to me.

Mark we now need a

new schedule A.

SCHEDULE "C"

204-483-3641

Fronteer

Development group inc

2390-1055 West Pender Street, Vancouver, BC, V6E 2E9

Wednesday,March 27, 2002

Perry English

PO Box 414

Souris, Manitoba ROK 2C0

Canada

Dear Perry:

I am resending you a copy of a revised Schedule "B" setting out all of the properties which are the subject of our agreement. As agreed upon in our recent telephone conversation, any portions of new claims, which are located within one (I) kilometre of the perimeter of the said Property, will be considered "After Acquired Properties".

Would you please sign at the bottom of the accompanying sheet and fax it back to me as soon as possible. The copy you just faxed to me had the words "any portions of' inked out in black, making the meaning of the of the paragraph inconsistent with our understanding. In addition claim 3001571 is outside of the 1km perimeter according to the staker's map on the recoding form. A copy of this staker's map is attached.

Sincerely,

/s/

Mark O'Dea

President & CEO

SCHEDULE "B"
To that Property Option Agreement dated November 5, 2001

between PERRY ENGLISH

and FRONTEFR DEVELOPMENT GROUP INC.

DESCRIPTION OF PROPERTY

Property Name	Tenure Number	Type of Unit	Expiry Date
	KRL 375492 & KRL 375493 (Plan 23R- 4835)	1 LEASE (2 claims)	April 1, 2004
WOMAN LAKE PROPERTY
	KRL 526505 (Plan 23R-6265)	1 LEASE (1 claim)	June 1, 2007
	KRL 1107692	6 UNIT CLAIM	October 2003

The above property is located in the Dent Tounwship, of northwestern Ontario.  It comprises 2 leases (3 claims) and 6-staked units (1 claim).

In addition, any portions of the following claims , which are located within one (1) kilometre of the perimeter of the said Property will be considered "After Acquired Properties " and made part of the Property pursuant to Subsection 1.1j of this agreement.

TENURE NUMBER	EXPIRY DATE
1249583	February 7, 2004
1247999	February 7, 2004
1244501	February 7, 2004
1244502	February 7, 2004

SCHEDULE "D"

PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 3rd day of   October, 2001. AMONG:

FRONTEER DEVELOPMENT GROUP INC. (Fronteer), a company duly incorporated under the laws of the Province of British Columbia and Ontario and having offices at 710 - 800 West Pender Street, Vancouver, British Columbia, V6C 2V6

(the "Optionor")

OF THE FIRST PART AND:

GLENHAYEN VENTURES INC. (Glenhaven), a company duly incorporated under the laws of the Province of British Columbia and having offices at 501-675 West Hastings Street, Vancouver, BC, V6B 1N2

(the "Optionee")

OF THE SECOND PART WHEREAS

A.

Fronteer Development Group Inc is the registered legal owner of a 100% interest in and to the Properties (as hereinafter defined);

B.

The Optionor wishes to grant and the Optionee wishes to acquire the right to earn a 50% interest in and to the Properties on the terms and subject to the conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants, conditions, representations and warranties contained herein, the parties agree as follows:

1.

INTERPRETATION

1.1 For the purposes of this Agreement, including the recitals and any schedules hereto, unless there is something in the subject matter of context inconsistent therewith, the following words and expressions shall have the following meanings:

a)

"Agreement" means this Agreement, as amended from time to time;

b)

"After Acquired Properties" means any and all mineral interests staked, located, granted or acquired by or on behalf of any party during the currency of this Agreement, which are located in whole or in part, within one (1) kilometres of the perimeter of the Mink Lake Property, Swain East Property, Grace Property, Poplar Property and Superstition

c)

Property, which comprise the Properties and which are made part of the Properties pursuant to Subsection 14.1 hereof;

a)

"Exchange" means the Canadian Venture Exchange;

b)

"Expenditures" mean all cash, expenses, obligations and liabilities, other than for personal injury or Properties damage, of whatever kind or nature spent or incurred directly or indirectly in connection with mineral exploration.

c)

"Mining Work" means every kind of work done on or in respect of the Properties or any part thereof, or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, mineral products, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

d)

"Option" means the option granted by the Optionors to the Optionee under Subsection 3.1 of this Agreement; and

e)

"Properties" means the Mink Lake Property, Swain East Property, Grace Property, Poplar Property and Superstition Property, as more particularly described in Appendix "A" and "B" hereto, and any part or parts thereof, together with the surface rights, mineral rights, personal Properties and permits associated therewith, and shall include any renewal thereof and any other form of successor or substitute title thereto, and any After Acquired Properties.

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of Canada, unless specifically provided to the contrary.

1.3

The titles to the respective articles hereof shall not be deemed to be a part of this Agreement but shall be regarded as having been used for convenience only.

 1.4 Words used herein importing the singular number shall include the plural, and vice-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

2.

REPRESENTATIONS AND WARRANTIES

2.1

The Optionee represents and warrants to the Optionors that:

(a)

it is a company duly incorporated, validly subsisting and in good standing with respect to filing of annual reports under the laws of the Province of British Columbia and is or will be qualified to do business and to hold an interest in the Properties pursuant to the laws of the Province of British Columbia;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder; and

(c)

it has duly obtained all authorizations for the execution, delivery, and performance of this Agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.

2.2

The Optionors, jointly and severally represent and warrant to the Optionee that:

(a)

they are the sole legal and beneficial owners of an undivided 100% interest in and to the Properties;

(b)

the Properties are in good standing under the laws of the Province of Ontario;

(c)

to the best of their knowledge and belief, the Properties are free and clear of all liens, charges and encumbrances and is not subject to any right, claim or interest of any other person;

(d)

they have complied with all laws in effect in the Province of Ontario with respect to the Properties and the Properties have been duly and properly staked and recorded in accordance with such laws;

(e)

to the best of their knowledge and belief, there is no adverse claim or challenge against or to the ownership of or title to the Properties, or any portion thereof nor is there any basis thereof and there are no outstanding agreements or options to acquire or purchase the Properties or any portion thereof or interest therein and no person has any royalty or interest whatsoever in production or profits from the Properties or any portion thereof, and the Properties are not the whole or substantially the whole of the Optionors' assets or undertaking;

(f)

to the best of their knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on in or under the Properties or into the environment, except releases permitted or otherwise authorized by such law;

(g)

to the best of their knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Properties as a result of activities of the Optionor or their predecessors in interest;

(h)

to the best of their knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Properties;

(i)

to the best of their knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Properties;

(j)

they shall be liable and shall indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any covenant, representation or warranty contained in this Agreement. The Optionors acknowledge and agree that the Optionee has entered into this Agreement relying on the covenants, representations and warranties of this Agreement;

(k)

they hereby agree to defend at their sole cost and expense the rights of the Optionee under this Agreement against all persons whomsoever claiming or purporting to claim the same or any part thereof or any interest therein except as set forth in this Agreement; and

(l)

they shall remain liable and indemnify the Optionee from and against any liability, loss, costs, claims or damages arising out of any matter or thing relating to their interest hereby assigned occurring or arising prior to the date of this Agreement.

 2.3

The representations and warranties herein before set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transaction contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement, and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to any other party hereunder.

3.

OPTION

3.1

The Optionors hereby grant to the Optionee, the sole and exclusive right and option to acquire a 50% interest in and to the Properties, such option to be exercisable by the Optionee:

a) Incurring minimum exploration expenditures on the Property of $750,000 within 3 years of the Approval Date, including a commitment of:

•

$100,000 during the initial 4 months of the Approval Date.

·

An additional $250,000 before April 3rd, 2003.

·

An additional $400,000 before April 3rd 2004.

b) Issuing Common Shares of Glenhaven to Fronteer according to the following schedule:

·

100,000 common shares on execution of the Formal Agreement.

·

An additional 100,000 common shares on October 3, 2003.

·

c) Issuing cash payments to Fronteer according to the folowing schedule

·

$110,000 on October 3rd, 2002.

·

An additional $20,000 on October 3rd, 2003.

·

An additional $30,000 on October 3rd, 2004.

4.

OPERATOR DURING EARN-IN PHASE

Fronteer will be designated as the operator of the Project during the Earn-In Phase. As compensation for general overhead expenses that the operator may incur, an amount equal to 10% of all exploration expenditures may be charged as a management fee against the expenditures incurred during the Earn-In phase. However, compensation for individual contracts in excess of $100,000 shall be limited to a 5% management fee.

5

PROGRAMS AND BUDGETS DURING EARN-IN PHASE

During the Earn-In Phase, Fronteer will be the operator and as such will design work programs, details and budgets pertaining to the current phase of work, for review and comment. However, Glenhaven will have final approval.

1.

VESTING OF INTEREST

6.1 Forthwith upon the Optionee exercising the Option by performing the requirements of Subsection 3.1 hereof, a 50% interest in and to the Properties shall vest, and shall be deemed for all purposes hereof to have vested, in the Optionee.

2.

TERMINATION OF OPTION

7.1 In the event of default in the performance of the requirements of Subsection 3.1, then subject to the provisions of Subsections 19.1 of this Agreement, the Option and this Agreement shall terminate.

7.2 The Optionee shall have the right to terminate this Agreement at any time by giving written notice of such termination to the Optionors. This Agreement shall terminate on the date the Optionors are deemed to have received such notice, pursuant to Subsection 15.2. Upon such termination, this Agreement shall be of no further force and effect except that the Optionee shall be required to make any payments or share issuances due and owing at the time the notice of termination is received by the Optionors.

8

REPORTS AND ACCESS TO DATA

Fronteer will supply Glenhaven with copies- of its field reports on the Properties as the exploration program develops as well as reports at reasonable intervals based on approximate annual project milestones. Glenhaven will have access to all data generated on the Properties, and will have the right, at its own cost, to visit the Properties and review activities and results, upon reasonable notice to Fronteer.

9

OBLIGATIONS DURING EARN-IN

Fronteer shall be responsible for ensuring that all claims are kept in good standing during Glenhaven's respective earn-in periods.

10

PRE-EMPTIVE RIGHTS

Should one participant decide to encumber or sell its interest in the Property to a third party, not including a transfer to an affiliate, the non-selling participant will have the right to purchase the seller's interest on terms no less advantageous to those offered by the third party, or for cash where there is a non-cash component.

11

PRESS RELEASES

The Parties agree to provide each other with the text of any proposed news release or public domain information update at least 24 hours prior to the release of such information to third parties. The Party receiving notice of a proposed news release shall review and comment on the text thereof within 24 hours of receipt of the proposed release. The Party proposing to make the release shall review the comments provided and shall take reasonable steps to modify the release according to the concerns raised. The required consent shall not be unreasonably withheld by the non-disclosing party.

12

COSTS AND FEES

Each party shall pay their respective costs in executing this agreement including but not limited to all legal and regulatory fees.

1.

CONFIDENTIALITY

13.1 The parties shall keep all information regarding Mining Work confidential from other persons, except for such disclosure as may be required by law, securities regulatory bodies, or stock exchanges governing one or more of the parties.

2.

AFTER ACQUIRED PROPERTIES

14.1 The parties covenant and agree, each with the other, that any and all After Acquired Properties shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for all purposes hereof, to be included in the Properties. All costs incurred in staking, locating, recording, or otherwise acquiring any After Acquired Properties shall be borne by both parties on a pro rata basis.

15.

NOTICE

15.1 Any notice, direction, or other instrument required or permitted to be given wider this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telefacsimile or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

 15.2 Any notice, direction, or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telefacsimile or other similar form of communication, be deemed to have been given and received on the day it was actually received.

 15.3 Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

1.

FURTHER ASSURANCES

16.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds, documents and assurances as may be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

2.

TIME OF THE ESSENCE

17.1

Time shall be of the essence in the performance of this Agreement.

3.

ENUREMENT

18.1

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.

FORCE MAJEURE

 19.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to, act of God, fire, storm, flood, explosion, strike, lockout or other industrial disturbance, actions taken by or on behalf of Native persons pursuant to the assertion of land claims, act of public enemy, war, riot, law, rule and regulation or order of any duly constituted governmental authority, or unavailability of materials or transportation (each an "Intervening Event").

19.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

 19.3 A party relying on the provisions of Subsection 19.1 hereof, insofar as possible, shall promptly give written notice to the other party of the particulars of the Intervening Event, shall give written notice to all other parties as soon as the Intervening Event ceases to exist, shall take all reasonable steps to eliminate any Intervening Event and will perform its obligations under this Agreement as far as practicable, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

20.

DEFAULT

 20.1

If a party is in default of any requirement herein set forth (the "Defaulting Party"), the party affected by such default (the "Non-Defaulting Party"), shall give written notice to all other parties within thirty (30) days of becoming aware of such default, specifying the default, and the Defaulting Party shall not lose any rights, remedies or cause of action pursuant to this Agreement, or otherwise hereunder as a result of such default, unless within thirty (30) days after the giving of notice of default by the Non-Defaulting Party, the Defaulting Party has failed to cure the default by the appropriate performance, and if the Defaulting Party fails within such period to cure such default, the Non-Defaulting Party shall only then be entitled to seek any remedy it may have on account of such default.

1.

SEVERABILITY

 21.1

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.

AMENDMENT

22.1

This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

3.

ENTIRE AGREEMENT

 23.1

This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof.

4.

OPTION ONLY

 24.1

This Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment.

5.

CONDITIONS PRECEDENT

25.1

The obligations of the Optionee under this Agreement are first subject to the acceptance for filing of this Agreement on behalf of the Optionee by the Exchange.

6.

GOVERNING LAW AND ARBITRATION

26.1

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

26.2

All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated with or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.

26.3

The appointing authority shall be the British Columbia International Commercial Arbitration Centre and the case shall be administered at Vancouver, British Columbia, by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules".

IN WITNESS WHEREOF the parties hereto have duly executed this agreement this 3 day of October, 2001.

FRONTEER  DEVELOPMENT GROUP INC.

GLENHAVEN VENTURES INC.

Per:

Donald McInnes, President

APPENDIX A

To the Option Agreement dated October 3rd, 2002
Description of Properties

Property Name	Claim Numbers	Number of 16 Ha Units	Expiry Date
Swain East	1187756	6	Sept. 12, 2003
	1187757	9	Sept. 12, 2003
	1187758	2	Sept. 12, 2003
	1187759	16	Sept. 12, 2003
	1187760	16	Sept. 12, 2003
	1187761	16	Sept. 12, 2003
	1187762	16	Sept. 12, 2003 _
	1247917	2	Sept. 24, 2003
_Mink Mink	1187752	16	Oct. 15, 2003
	1187753	16	Oct. 15, 2003 Oct. 15, 2003
	1187754	16	Oct. 15, 2003
	1187755	16	Oct. 15, 2003
Grace	1187777	12	Sept 12, 2003
	1187778	12	Sept 12, 2003
	1187780	12 _	Sept 12, 2003
_Superstition Superstition	1187772	16	Sept 12, 2003
Poplar	1187771	12	Sept 12, 2003

APPENDIX B

To the Option Agreement dated October 2002
Description of Properties

Properties to be included in this option agreement are indicated and labeled above as Swain East, Grace, Superstition, Poplar and Mink Lake.

SCHEDULE "E" TO: FRONTEER DEVELOPMENT GROUP INC.

1.

Delivery - Fronteer Development Group Inc. is authorized to deliver the certificates representing the Subscribed Shares to:

(Name)

(Address)

Attention:

(phone number)

For credit of account:

 Note: Subscribed Shares will only be delivered to an address outside of Canada.

2.

Registration - The undersigned directs that the certificates representing the Subscribed Shares which are to be delivered at closing should be registered as follows:

(Name)

(Address)

Note: Subscribed Shares will not be registered in the name of a resident of Canada.

DATED at

, this

day of

, 2002.

AURIONGOLD (CANADA) LIMITED By:

Signature of Authorized Representative

Name of Authorized Representative (print)

Title of Authorized Representative (print)

/s/ P.English

/s/ Michael O'Dea

one

whole or in part, within, ~~six~~ (1) kilometres of the perimeter of the Property and which are made part of the Property pursuant to Subsection 10.1 hereof,

a)

"Commercial Production" means the operation elite Properly ur any portion thereof as a producing mime aim the production of nano al products therefrom, excluding balk sampling, pilot plant ur teat nperanoirs. t wever if such hulk sampling. piled plaid or it oprratiuns result in the Optiultec reeeivun mown" payment from the sale of metals, ores, or other mineral products from the trupei ty, mueh payment shall be iwared by she panics as a Net Smelter Return.

b)

"Exchange" Means Canadian Ventura Exchange.

I) "Expenditures" mean all cash, expenses, obligations end liabilities, other than for personal injury or property damage, of whatever kind or nature spent or incurred directly  or indirectly in connection with mineral exploration.

g) "Mining Work" unfits every kind of work done on or in respect of the Property or any part thereof, or the products therefrom by or under the direction of or on behalf of or for the benefit of a party and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investi\gating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, mineral products, ores, metals and concentrates, surveying and bringing any mineral claims or other interests to  lease or patent, reporting and all other work usually considered to be prospecting, exploration, development and mining work;

h} "Net Smelter Return" means that charge on proceeds from Commercial Production as described in Schedule "A" hereto:

i) "Option" means the option graded by the Optionors to the Optionee under Subsection 3.1 of this Agreement, and

j) "Property" means the Woman Lake Property, as more particularly described in Schedule "B" hereto and any part or pans thereof, together with the surface rights, mineral rights, personal property and permits associated therewith, and shall include any renewal thereof and any usher form of successor or substitute title thereto, and any After Acquired Properties.

1.2

In this Agreement, all dollar amounts are expressed in lawful currency of Canada, unless specifically provided to the contrary.

1.3

The titles to the respective articles hereof shall not be deemed to be a pat of the, Averment but shall be regarded as having been used for convenience only.

1.4

Words used herein importing the singular number shall include the plural, and vice versa, and words impelling the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms, partnerships and coporations.

2.

RFPRESENTATIONS AND WARRANTIES

2.1

The Optionee represents and warrants to the Optionors that:

SCHEDULE "F"

FORM 4D1

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a private placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Company") need only file it once, and it will be referenced for all subsequent private placements in which it participates. If any of the information provided in this Form changes, the Company must notify the Exchange prior to participating in further placements with Exchange Issuer.

1.

Name of Company:

2.

Address of Company's Head Office:

3.

Jurisdiction of Incorporation or Creation:

4.

If the Company will be purchasing securities as principal, please check the box and include the names and addresses of persons having a greater than 10% beneficial interest in the Company:

q

1.

The undersigned acknowledges that they are bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 141 and 147 of the Securities Act (Alberta).

2.

For Companies which are portfolio managers or trusts purchasing pursuant to an exemption from the prospectus requirements prescribed by British Columbia Securities Law and are required pursuant to the applicable exemption to be purchasing as "principal" please check the box and complete the Additional Undertaking and Certification in Form 4D2. q

3.

Dated at

 on

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above, if different from name of purchaser printed above)

SCHEDULE "G"
CERTIFICATE OF ACCREDITED INVESTOR

TO:

FRONTEER DEVELOPMENT GROUP INC. (THE "OPTIONOR")

RE:

SUBSCRIPTION FOR UNITS OF THE OPTIONOR Auriongold (Canada) Limited (the "Subscriber") hereby certifies that:

1.

the Subscriber has read the subscription agreement and understands that the offering of common shares of the Optionor to the Subscriber is being made on a prospectus exempt basis;

2.

the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45—501 — Exempt Distributions — by virtue of the Subscriber being:

[please check one]

(i) q

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000

(ii) q

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year

(iii) q

a bank listed in Schedule I or II, or an authorized foreign bank branch listed in Schedule III, of the Bank Act (Canada)

(iv) q

the Business Development Bank incorporated under the Business Development Bank Act (Canada)

(v)  q

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other province or territory of Canada

(vi)  q

a co—operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case located in Canada

(vii) q

a company licensed to do business as an insurance company in any province or territory of Canada

(viii) q

a subsidiary of any company referred to in paragraph (iii), (iv), (v), (vi) or (vii), where the company owns all of the voting shares of the subsidiary

(ix) q

a person or company registered under the Securities Act (Ontario) or securities legislation in another province or territory of Canada as an adviser or dealer, other than a limited market dealer

(x) q

the Government of Canada or of any province or territory of Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government

(xi) q

any Canadian municipality or any Canadian provincial or territorial capital city

(xii) q

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof

(xiii) q

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority

(i)

q

 a registered charity under the Income Tax Act (Canada)

(xv) q

an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another province or territory of Canada as a representative of a person or company referred to in paragraph (ix), whether or not the individual's registration is still in effect

(xvi) q

a promoter of the Optionor or an affiliated entity of a promoter of the Optionor

(xvii) q

a spouse, parent, grandparent or child of an officer, director or promoter of the Optionor

(i)

q

a person or company that, in relation to the Optionor, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities

Act (Ontario)

a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non—redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements

(xx) q

a person or company that is recognized by the Ontario Securities Commission as an accredited investor a mutual fund or non—redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors

(xxii) q

a mutual fund or non—redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Ontario Securities Commission

(xxiii) q

a managed account (being an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction)

(xxiv) q

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario)

(xxv) q

an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (iii) through (ix) and paragraph (xiii) in form and function

(xxvi) q

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors

1.

The officer of the Subscriber signing this certificate on behalf of the Subscriber is making the above statement based upon personal knowledge of the affairs of the Subscriber and upon a review of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an "accredited investor" as that term is defined in Ontario Securities Commission Rule 45—501 — Exempt Distributions; and

2.

The Subscriber acknowledges that the Optionor is relying on this certificate as evidence of the Subscriber's status as an accredited investor in accordance with Ontario Securities Commission Rule 45—501 and its companion policy 45—501 CP.

DATED at _

this

day of

, 2002. AURIONGOLD (CANADA) LIMITED

By:

Authorized Signing Officer

Title of Authorized Signing Officer

Name of Authorized Signing Officer

SCHEDULE "H"

2002 Program

TO: FRONTEER DEVELOPMENT GROUP INC.

A comprehensive exploration program involving geological mapping, prospecting, soil and rock sampling and high resolution airborne geophysical surveys is recommended for the Balmer, Portage and Sandy Point Properties in order to advance them to a drill-ready stage.

SANDY POINT PROPERTY
Activity			Cost
Geophysics (MAG/EM)	80 km	$80	16,000
Assays rock/soil	850 samples	$28	23,800
Geologist wages	4 people/ 16 days	$1,200/dy	19,200
Geophysical report[r]interp/processing	8 days	$600/day	4,800
Geological report/drill targeting	21 days	$300/day	6,300
Total			70,100
BALMER PROPERTY
Activity			Cost
Geophysics (MAG/EM)	1180km	80	94,400
Assays rock/soil	2000 samples	$28	56,000
Geologist wages	4 people for 43 days	$1200/dy	51,600
Geophysical report/interp/processing	10 days	$600/day	6,000
Geological report/drill targeting	30 days	$300/day	9,000
Stripping			10,000
Total			227,000
PORTAGE PROPERTY
Activity	Amount	Rate	Cost
Geophysics (MAG/EM)	80 km	$80	16,000.00
Assays (rock/soil)	500	$28	14,000
Geologist wages	4 people/ 14 days	$1200/dy	16,800
Geophysical processing and report/interp	8 days	$600.00	4,800
Geological report/drill targeting	18 days	$300.00	5,400
Total			57,000
General Project Expenses			Cost
Sample shipping			1000.00
Gear Shipping			800.00
Food			10000
Airline Tickets			11000
Fixed Wing flights			10000
Boat Rental			13000
Cabin Rental/camp			20000
Truck Rental			1000
Travel accommodation			2,000.00

Sampling supplies	10000
Satellite phone	2000.00
Radios	1000.00
Printing and Reproductions	4,000.00
Total	85,800
Staking — ground to be acquired	57,000
GRAND TOTAL	496,900

SCHEDULE "I"

Area of Interest

TO:   FRONTEER DEVELOPMENT GROUP INC.

AREA OF INFLUENCE MAP

SCHEDULE "J"
SHORT FORM OPTION AGREEMENT

DATED this 1st day of May, 2002.

BETWEEN:

FRONTEER DEVELOPMENT GROUP INC.

("Fronteer")

AND

AURIONGOLD (CANADA) LIMITED

("AurionGold") AND

PERRY ENGLISH
("English")

WHEREAS Fronteer is the recorded holder of the unpatented mining claims set out in Annexure "A" attached hereto (the "Fronteer Properties");

AND WHEREAS English is the recorded holder of the mining claims set out in Annexure "B" attached hereto (the "English Properties");

AND WHEREAS Fronteer is desirous of granting to and in favour of AurionGold an option to earn up to a seventy-five percent (75%) undivided interest in the Fronteer Properties together with a right of first refusal in the event that Fronteer wishes to sell all or any part of its right, title or interest in and to the Fronteer Properties to a third party;

AND WHEREAS as of November 5, 2001, English granted to and in favour of Fronteer an option to earn up to a one hundred percent (100%) undivided interest in the English Properties together with a right of first refusal in the event that Fronteer wishes to sell all or any part of its right, title or interest in and to the English Properties to a third party;

AND WHEREAS if and when Fronteer exercises its option to acquire a one hundred percent (100%) undivided interest in the English Properties such properties shall immediately be deemed to be part of the Fronteer Properties;

NOW THEREFORE in consideration of the sum of One Dollar ($1.00), together with other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties hereby agree as follows:

1. Grant of English Option. English hereby affirms its grant to Fronteer of the sole and exclusive right and option (the "Option") exercisable in accordance with the terms agreed to

2

between the parties, to acquire up to a one hundred percent (100%) undivided interest in the English Properties, free and clear of all liens, charges, encumbrances, security interests and adverse claims.

2. Grant of Fronteer Option. Fronteer hereby grants to AurionGold the sole and exclusive right and option (the "Option") exercisable in accordance with the terms agreed to between the parties, to acquire up to a seventy-five percent (75%) undivided interest in the Fronteer Properties, free and clear of all liens, charges, encumbrances, security interests and adverse claims.

3. Right of First Refusal. If at any time, English wishes or seeks to sell, assign, transfer, convey or otherwise dispose of all or any portion of his interest in the English Properties, Fronteer shall be entitled to a right of first refusal in respect thereof.

4. Pre-Emptive Right. Except as otherwise provided in Section 5, if Fronteer desires to transfer all or any part of its interest in any of the Properties to a third party, AurionGold shall have a pre-emptive right to acquire such interest as provided in this Section 4:

(a)

if Fronteer intends to transfer all or any of its interest, it shall promptly notify AurionGold of its intentions. The notice shall state all pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the offer or contract for sale. Alternatively, Fronteer may propose terms of a sale that may be offered to a prospective purchaser. AurionGold shall have thirty (30) days from the date such notice is delivered to notify Fronteer whether it elects to acquire the offered interest for the same consideration, and on the same terms and conditions as set forth in the notice. If AurionGold so elects, the transfer shall be consummated promptly after notice of such election is delivered to Fronteer;

(b)

if AurionGold does not so elect within the period provided for in subsecection (a) above, Fronteer shall have ninety (90) days following the expiration of such period to consummate the transfer to a third party for the consideration and on terms no less favourable than those offered by it to AurionGold in the notice required in subsection (a); and

(c)

if Fronteer fails to consummate the transfer to a third party within the period set forth in subsection (b), the pre-emptive right of AurionGold in such offered interest shall be deemed to be revived. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 4.

5. Exception to Pre-Emptive Right. Section 4 shall not apply to the following:

(a)

transfer by Fronteer of all or any part of its interest in any of the Properties to an affiliate;

(b)

corporate consolidation, merger, amalgamation or reorganization of or by Fronteer by which the surviving entity shall possess substantially all of the

(c)

3

stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of Fronteer; or

(c)

the grant by Fronteer of a security interest in its interest by mortgage, deed of trust, pledge, lien or other encumbrance and any transfer of such interest by reasons of exercise of the rights granted to the secured party.

1.

Entire Agreement. This Agreement shall be subject to any other written agreements between the parties.

2.

Binding Agreement.

This Agreement shall be binding upon the parties hereto and respective successors and permitted assigns.

3.

Time of Essence. Time shall be of the essence at all times in this Agreement.

4.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.

Recording of this Agreement. English agrees that an executed copy of this agreement may be recorded on the abstracts of record for the English Properties and Fronteer agrees that an executed copy of this agreement may be recorded on the abstracts of record for the Fronteer Properties.

6.

Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute but one and the same instrument.

7.

4

IN WITNESS WHEREOF the parties hereto have signed and executed this Agreement as of the date first written above.

FRONTEER DEVELOPMENT GROUP INC.

Per:

Name:

Title:

I have authority to bind the Corporation

AURIONGOLD (CANADA) LIMITED

Per:

Name:

Title:

I have authority to bind the Corporation

PERRY ENGLISH Per:

Perry English

Annexure "A"

Fronteer Properties
List of Unpatented Mining Claims

Property Name	Claim Numbers	Number of 16 Ha Units	Expiry Date
Sandy Point	1187773	12	Sept. 12, 2003
	1187774	15	Sept. 12,2003
Balmer (Includes Woman Lake and Shanty Bay Claims below)	1249575	10	Feb 07, 2004
	1249576	15	Feb 07, 2004
	1249577	16	Feb 07, 2004
	1249578	16	Feb 07, 2004
	1249579	16	Feb 07, 2004
	1249580	16	Feb 07, 2004
	1249581	16	Feb 07, 2004
	1249582	16	Feb 07, 2004
	1249584	10	Feb 07, 2004
	3001576	15	Feb 07, 2004
	3001577	12	Feb 07, 2004
	3001571	12	Feb 07, 2004
	1248000	7	Feb 07, 2004
	1247995	4	Feb 07, 2004
	1247996	4	Feb 07, 2004
	1247998	15	Feb 07, 2004
(Woman Lake Claims)	1187766	16	Sept. 12, 2003
	1187767	16	Sept. 12, 2003
	1187768	16	Sept. 12, 2003
(Shanty Bay Claims)	1187769	8	Sept. 12, 2003
	1187770	16	Sept. 12, 2003
Portage	1247997	16	Feb 07, 2004
	1244533	8	Feb 07, 2004
Swain West	1187763	12	Sept 12, 2003
	1187764	12	Sept 12, 2003
	1187765	4	Sept 12, 2003
Birch Island	1187775	10	Sept 12, 2003
	1187776	15	Sept 12, 2003

Annexure "B"

English Properties
List of Mining Claims

Property Name	Claim Numbers	Number of 16 Ha Units	Expiry Date
Balmer (Includes Woman Lake Claims)	1249583	16	Feb 07, 2004
	1247999	15	Feb 07, 2004
	1244502	12	Feb 07, 2004
	1244501	15	Feb 07, 2004
	1107692	6	Oct. 29, 2003
	1185143	4	June 26, 2002

List of Leasehold Properties
(Woman Lake Claims)

Parcel 667 Patricia Leasehold

Mining Claims KRL-375492 and KRL-375493 being Parts 1 and 2 on, Plan 23R-4835 and Parcel 930 Patricia Leasehold

Mining Claim KRL-526505 being Part 1 on Plan 23R-6265

Township of Dent, District of Kenora, Patricia Portion, being all of the parcels.

All in the Land Registry Office for the Land Titles Division of Kenora (No. 23)